CREDIT AGREEMENT




                                   among


                        VALERO ENERGY CORPORATION,
                               as Borrower,




                   The Banks and Co-Agents Named Herein,




                           BANKERS TRUST COMPANY
                                    and
                             BANK OF MONTREAL,
                           as Managing Agents,




                                    and




                          BANKERS TRUST COMPANY,
                         as Administrative Agent,






                                Dated as of
                              March 31, 1994

                             TABLE OF CONTENTS

PRELIMINARY STATEMENT. . . . . . . . . . . . . . . . . . .

ARTICLE I AMOUNT AND TERMS OF CREDIT . . . . . . . . . . .
     SECTION 1.01   Loan Commitments.. . . . . . . . . . .
     SECTION 1.02   Letter of Credit Commitment. . . . . .
     SECTION 1.03   Notice of Borrowing. . . . . . . . . .
     SECTION 1.04   Letter of Credit Requests. . . . . . .
     SECTION 1.05   Disbursement of Funds. . . . . . . . .
     SECTION 1.06   Notes. . . . . . . . . . . . . . . . .
     SECTION 1.07   Existing Letters of Credit . . . . . .

ARTICLE II FEES AND INTEREST . . . . . . . . . . . . . . .
     SECTION 2.01   Fees . . . . . . . . . . . . . . . . .
     SECTION 2.02   Interest . . . . . . . . . . . . . . .
     SECTION 2.03   Interest Periods .. . . . . . . .  . .
     SECTION 2.04   Computations . . . . . . . . . . . . .

ARTICLE III COMMITMENT REDUCTIONS
   AND REPAYMENTS. . . . . . . . . . . . . . . . . . . . .
     SECTION 3.01   Reduction of Commitments . . . . . . .
     SECTION 3.02   Voluntary Prepayments. . . . . . . . .
     SECTION 3.03   Mandatory Repayments . . . . . . . . .
     SECTION 3.04   Agreement to Repay Letter of Credit
                      Drawings . . . . . . . . . . . . . .
     SECTION 3.05   Method and Place of Payment. . . . . .

ARTICLE IV INCREASED COSTS, ETC. . . . . . . . . . . . . .
     SECTION 4.01   Eurodollar Rate Not Ascertainable,
                      Etc. . . . . . . . . . . . . . . . .
     SECTION 4.02   Illegality . . . . . . . . . . . . . .
     SECTION 4.03   Increased Costs; Capital Adequacy. . .
     SECTION 4.04   Change of Lending Office . . . . . . .
     SECTION 4.05   Funding Losses . . . . . . . . . . . .
     SECTION 4.06   Net Payments . . . . . . . . . . . . .
     SECTION 4.07   Adjustment of Non-Pro Rata Payments. .

ARTICLE V CONDITIONS PRECEDENT . . . . . . . . . . . . . .
     SECTION 5.01   Conditions Precedent to the Initial
                      Credit Event . . . . . . . . . . . .
     SECTION 5.02.  Conditions Precedent to All Credit
                      Events . . . . . . . . . . . . . . .
     SECTION 5.03.  Conditions Precedent to Certain
                      Credit Events. . . . . . . . . . . .
     SECTION 5.04   Delivery of Documents. . . . . . . . .

ARTICLE VI REPRESENTATIONS AND WARRANTIES. . . . . . . . .
     SECTION 6.01   Existence. . . . . . . . . . . . . . .
     SECTION 6.02   Authorization of Agreement;
                      No Violation . . . . . . . . . . . .
     SECTION 6.03   Approvals. . . . . . . . . . . . . . .
     SECTION 6.04   Binding Effect . . . . . . . . . . . .
     SECTION 6.05   Financial Information. . . . . . . . .
     SECTION 6.06   Litigation . . . . . . . . . . . . . .
     SECTION 6.07   Use of Proceeds. . . . . . . . . . . .
     SECTION 6.08   Compliance with ERISA. . . . . . . . .
     SECTION 6.09   Environmental Matters. . . . . . . . .
     SECTION 6.10   Title to Assets. . . . . . . . . . . .
     SECTION 6.11   Payment of Taxes . . . . . . . . . . .
     SECTION 6.12   Governmental Regulation. . . . . . . .
     SECTION 6.13   Partnership Merger . . . . . . . . . .

ARTICLE VII AFFIRMATIVE COVENANTS. . . . . . . . . . . . .
     SECTION 7.01   Reporting Covenants. . . . . . . . . .
     SECTION 7.02   Existence, Etc.. . . . . . . . . . . .
     SECTION 7.03   Compliance with Laws, Etc. . . . . . .
     SECTION 7.04   Payment of Taxes and Claims, Etc.. . .
     SECTION 7.05   Keeping of Books . . . . . . . . . . .
     SECTION 7.06   Visitation, Inspection, Etc. . . . . .
     SECTION 7.07   Insurance. . . . . . . . . . . . . . .
     SECTION 7.08   Further Assurances . . . . . . . . . .
     SECTION 7.09   Repair and Maintenance of Properties .
     SECTION 7.10   Covenant to Secure Notes Equally . . .
     SECTION 7.11   Subordination Agreements . . . . . . .
     SECTION 7.12   Termination of Certain Existing Debt .

ARTICLE VIII NEGATIVE COVENANTS. . . . . . . . . . . . . .
     SECTION 8.01   Indebtedness . . . . . . . . . . . . .
     SECTION 8.02   Liens. . . . . . . . . . . . . . . . .
     SECTION 8.03   Restriction on Other Agreements. . . .
     SECTION 8.04   Mergers, Etc.. . . . . . . . . . . . .
     SECTION 8.05   Capital Stock. . . . . . . . . . . . .
     SECTION 8.06   Leases . . . . . . . . . . . . . . . .
     SECTION 8.07   Unconditional Purchase Obligations . .
     SECTION 8.08   Transfer of Assets . . . . . . . . . .
     SECTION 8.10   Transactions with Affiliates . . . . .
     SECTION 8.11   Financial Covenants. . . . . . . . . .
     SECTION 8.12   Restricted Payments and Disbursements.
     SECTION 8.13   Business . . . . . . . . . . . . . . .

ARTICLE IX EVENTS OF DEFAULT . . . . . . . . . . . . . . .
     SECTION  9.01  Events of Default. . . . . . . . . . .
     SECTION  9.02  Other Remedies . . . . . . . . . . . .

ARTICLE X THE AGENTS . . . . . . . . . . . . . . . . . . .
     SECTION 10.01   Appointment . . . . . . . . . . . . .
     SECTION 10.02   Nature of Duties. . . . . . . . . . .
     SECTION 10.03   Lack of Reliance on the Agents. . . .
     SECTION 10.04   Certain Rights of the Agents. . . . .
     SECTION 10.05   Reliance. . . . . . . . . . . . . . .
     SECTION 10.06   Indemnification . . . . . . . . . . .
     SECTION 10.07   Rights of Agents as Banks . . . . . .
     SECTION 10.08   Holders . . . . . . . . . . . . . . .
     SECTION 10.09   Resignation by the Administrative
                       Agent . . . . . . . . . . . . . . .
     SECTION 10.10   Resignation by any Managing Agent
                       or Co-Agent . . . . . . . . . . . .
     SECTION 10.11   Co-Agents . . . . . . . . . . . . . .

ARTICLE XI MISCELLANEOUS . . . . . . . . . . . . . . . . .
     SECTION 11.01   Payment of Expenses, Etc. . . . . . .
     SECTION 11.02   Right of Setoff . . . . . . . . . . .
     SECTION 11.03   Notices . . . . . . . . . . . . . . .
     SECTION 11.04   Benefit of Agreement; Participations
                       and Assignments . . . . . . . . . .
     SECTION 11.05   No Waiver; Remedies Cumulative. . . .
     SECTION 11.06   Indemnification . . . . . . . . . . .
     SECTION 11.07   Governing Law; Submission to
                       Jurisdiction; Waiver of Immunities.
     SECTION 11.08   Counterparts. . . . . . . . . . . . .
     SECTION 11.09   Headings Descriptive. . . . . . . . .
     SECTION 11.10   Amendment and Waiver. . . . . . . . .
     SECTION 11.11   Survival. . . . . . . . . . . . . . .
     SECTION 11.12   Interest. . . . . . . . . . . . . . .
     SECTION 11.13   Withholding Taxes . . . . . . . . . .
     SECTION 11.14   Independence of Covenants . . . . . .
     SECTION 11.15   Senior Indebtedness . . . . . . . . .
     SECTION 11.16   Separability. . . . . . . . . . . . .
     SECTION 11.17   Final Agreement . . . . . . . . . . .

ARTICLE XII DEFINITIONS; CONSTRUCTION. . . . . . . . . . .
     SECTION 12.01   Definitions . . . . . . . . . . . . .
     SECTION 12.02   Other Definitional Terms. . . . . . .
     SECTION 12.03   Types of Loans. . . . . . . . . . . .
     SECTION 12.04   Accounting Matters. . . . . . . . . .

                          Exhibits and Schedules

Schedule 1.01-A     Banks and Commitments
Schedule 8.01       Existing Indebtedness
Schedule 8.02       Existing Liens
Schedule 8.07       Natural Gas Storage Contracts

Exhibit 1.03        Form of Notice of Borrowing
Exhibit 1.04-A      Form of Instructions to Issue Standby Letter
                      of Credit
Exhibit 1.04-B      Form of Instructions to Issue Trade Letter of
                      Credit
Exhibit 1.06        Form of Note
Exhibit 8.01(c)     Form of Subordination Agreement
Exhibit 11.04       Form of Assignment and Acceptance

                             CREDIT AGREEMENT


          THIS CREDIT AGREEMENT dated as of March 31, 1994 is among VALERO ENERGY CORPORATION, a Delaware corporation (the "Borrower"), the banks and co agents referred to herein, BANKERS TRUST COMPANY and BANK OF MONTREAL, as Managing Agents, and BANKERS TRUST COMPANY, as Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in
Article XII are used herein as so defined.

                           PRELIMINARY STATEMENT

          The Borrower has requested that the Banks provide the Borrower with a $250,000,000 credit facility, pursuant to which the Banks will commit to make loans to the Borrower from time to time and the Administrative Agent will commit to issue letters of credit for the account of the Borrower from time to time. The Banks and the Administrative Agent have agreed to provide such credit facility and the Managing Agents have agreed to serve in such capacities, all upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

                                 ARTICLE I
                        AMOUNT AND TERMS OF CREDIT

          SECTION 1.01 Loan Commitments. (a) Subject to and upon the terms and conditions herein set forth, (i) each Bank severally agrees, at any time and from time to time on and after the Effective Date and prior to the Termination Date, to make loans ("Loans") to the Borrower in an aggregate amount requested by the Borrower not to exceed such Bank's Loan Commitment, and
(ii) the Total Loan Commitment in effect from time to time (unless otherwise reduced or terminated pursuant to this Agreement) shall equal the following amounts during the following periods:

Period                                                            Total Loan Commitment
March 31, 1994 through June 29, 1995                              $200,000,000
June 30, 1995 through September 29, 1995                           186,666,667
September 30, 1995 through December 30, 1995                       173,333,333
December 31, 1995 to (but excluding) Termination Date              160,000,000
On Termination Date                                                -0-

          (b) Any Loans made pursuant to the provisions hereof may be repaid and reborrowed in accordance with the provisions hereof.

          (c) Notwithstanding any provision hereof to the contrary, no Loan shall be made hereunder if, after giving effect thereto, (i) the aggregate outstanding principal amount of the Loans made by all Banks would exceed the sum of (A) the Total Loan Commitment minus (B) any outstanding Short Term Credit; or
(ii) the sum of (A) the aggregate outstanding principal amount of the Loans made by all Banks plus (B) the Letter of Credit Outstandings would exceed the sum of (1) the Total Commitment, minus (2) any outstanding Short Term Credit.

          (d) The aggregate principal amount of each Borrowing shall be not less than (i) in the case of a Borrowing comprised of Prime Rate Loans, $1,000,000 and shall be in integral multiples of $100,000 in excess thereof, and (ii) in the case of a Borrowing comprised of Eurodollar Rate Loans, $5,000,000 and shall be in integral multiples of $1,000,000 in excess thereof.

          (e) The Loans shall, at the option of the Borrower, be made pursuant to one or more Borrowings, with each Borrowing being comprised of a Loan from each Bank equal to such Bank's Percentage Participation in such Borrowing. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          SECTION 1.02 Letter of Credit Commitment. (a) Subject to and upon the terms and conditions herein set forth, the Borrower in its sole and absolute discretion may request the Administrative Agent to issue, and the Administrative Agent agrees to issue, at any time and from time to time on or after the Effective Date and prior to the Termination Date, one or more irrevocable letters of credit ("Letters of Credit") for the account of the Borrower, and for the benefit of any obligee of payment obligations of the Borrower or any of its Subsidiaries, in an aggregate amount not to exceed the Letter of Credit Sublimit in effect from time to time, which (unless otherwise reduced or terminated pursuant to this Agreement) shall equal the following amounts during the following periods:

Period                                                            Letter of Credit Sublimit
March 31, 1994 through June 29, 1995                              $150,000,000
June 30, 1995 through September 29, 1995                           146,666,666
September 30, 1995 through December 30, 1995                       143,333,333
December 31, 1995 to (but excluding) Termination Date              140,000,000
On Termination Date                                                -0-

          (b) Each Letter of Credit shall be in a form customarily used by the Administrative Agent on the Effective Date or otherwise in such form as may be approved by the Administrative Agent and the Managing Agents, and shall be issued as (i) a standby Letter of Credit (the "Standby Letters of Credit") or (ii) a commercial Letter of Credit (the "Trade Letters of Credit"). Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500, (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Administrative Agent), and shall also be subject to Section 5-114 of the New York Uniform Commercial Code.

          (c) Notwithstanding any provision hereof to the contrary, no Letter of Credit shall be issued hereunder if, after giving effect thereto, the sum of (A) the Letter of Credit
Outstandings plus (B) the aggregate outstanding principal amount of the Loans would exceed the sum of (1) the Total Commitment, minus (2) any outstanding Short Term Credit.

          (d) Notwithstanding the foregoing, unless all of the Banks otherwise agree in writing, each Letter of Credit issued hereunder shall (i) be denominated in Dollars and provide for the payment of sight drafts and or documents when presented for honor thereunder in accordance with the terms thereof and accompanied by the documents described therein, and (ii) have an expiry date occurring not later than the earliest of (1) one year after the date of issuance in the case of a Standby Letter of Credit, (2) 180 days after the date of issuance in the case of a Trade Letter of Credit, or (3) the Termination Date. Notwithstanding anything to the contrary contained in clause (ii) of the preceding sentence, if requested prior to the Termination Date, but not earlier than 45 days prior to the expiry date of any Standby Letter of Credit, the expiry date of such Standby Letter of Credit may be extended for a period of up to one year from the expiry date in effect before giving effect to such extension (but in no event later than the Termination Date) so long as such Standby Letter of Credit could otherwise be issued pursuant to this Section 1.02 and Article V at such time.

          (e) Upon the issuance of any Letter of Credit (or upon the Effective Date with respect to any Existing Letter of Credit), the Administrative Agent shall be deemed to have sold and each Bank shall be deemed to have acquired, an undivided participation in each Letter of Credit issued by the Administrative Agent in accordance with the terms hereof and in each Drawing made thereunder in a percentage equal to the Percentage Participation of such Bank.

          SECTION 1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder, the Borrower shall give written or facsimile notice (or telephonic notice promptly confirmed in writing or by facsimile) to the Administrative Agent at the New York Office (i) in the case of a Borrowing to be comprised of Prime Rate Loans not later than 12:00 noon (New York time) on the Business Day upon which the proceeds of such Borrowing are to be made available to the Borrower and (ii) in the case of a Borrowing to be comprised of Eurodollar Rate Loans, not later than 12:00 noon (New York time) on the third Business Day prior to the date upon which the proceeds of such Borrowing are to be made available to the Borrower. At the time each such notice (each such notice being a "Notice of Borrowing") is given to the Administrative Agent at the New York Office, a copy shall be given to B.T. Southwest, Inc., 3000 Two Houston Center, Houston, Texas 77010, Attention:
Loan Administration Section. Each Notice of Borrowing shall be irrevocable and shall be in the form of Exhibit 1.03 specifying
(i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day), (iii) whether the Type of Loans to be made pursuant to such Borrowing are to be Prime Rate Loans or Eurodollar Rate Loans and (iv) if the proposed Borrowing is to be comprised of Eurodollar Rate Loans, the Interest Period applicable thereto. The Borrower may submit one or more Notices of Borrowing, requesting one or more Types of Loans, on any Business Day. Except as otherwise specifically provided herein, all Loans comprising all or a portion of the same Borrowing shall at all times be of the same Type and, in the case of a Borrowing comprised of Eurodollar Rate Loans, shall have the same Interest Period.

          (b) Without in any way limiting the Borrower's obligation to confirm in writing or by facsimile any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic Notice of Borrowing.

          (c) The Administrative Agent shall promptly give the Banks written or facsimile notice or telephonic notice (promptly confirmed in writing or by facsimile) of each proposed Borrowing, of each Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          SECTION 1.04 Letter of Credit Requests. Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent (a) in the case of a Letter of Credit to be issued in a form customarily used by the Administrative Agent on the Effective Date or a form previously approved by the Administrative Agent and the Managing Agent, at least one Business Day's written, facsimile or telephonic notice (if telephonic, promptly confirmed in writing or by facsimile) thereof, (b) in the case of a Letter of Credit to be issued in a form other than as set forth in clause (a) above, at least two Business Days written, facsimile or telephonic notice (if telephonic, promptly confirmed in writing or by facsimile) thereof (it being understood and agreed that the Administrative Agent shall have no obligation to issue a Letter of Credit in such non customary form unless such form is approved by the Administrative Agent and the Managing Agents), including instructions in the form of Exhibit 1.04 A in the case of Standby Letters of Credit or Exhibit 1.04 B in the case of Trade Letters of Credit, and any letter of credit applications or other documents that the Administrative Agent customarily requires in connection therewith. In the event any provision of any letter of credit application is inconsistent with, or in conflict of, any provision of this Agreement, the provisions of this Agreement shall control.

          SECTION 1.05 Disbursement of Funds. (a) No later than (i) 12:00 noon (New York time) on the date of each Borrowing of Eurodollar Rate Loans or (ii) 3:00 p.m. (New York time) on the date of each Borrowing of Prime Rate Loans, each Bank will make available its pro rata portion of the amount of such Borrowing in U.S. dollars and in immediately available funds at the Payment Office. The Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts (if any) so made available by the Banks.

          (b) Unless the Administrative Agent shall have been notified by a Bank prior to the date of a Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not made available to the Administrative Agent by such Bank and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall pay such corresponding amount to the Administrative Agent within two Business Days after demand therefor. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Bank, the overnight Federal funds rate or (ii) if paid by the Borrower (1) on or before the date that is two days after demand therefor, the lesser of (A) the Highest Lawful Rate or (B) the rate per annum then in effect pursuant to Section 2.02 with respect to the Loans made by the other Banks comprising the remainder of such Borrowing and (2) thereafter, the lesser of (A) the Highest Lawful Rate or (B) 2 1/2% in excess of the Prime Lending Rate in effect from time to time, plus the applicable Prime Rate Margin in effect from time to time; provided, however, that no such Loan shall bear interest pursuant to this clause (2) at a rate per annum less than the rate of interest applicable thereto pursuant to clause (1) above. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          SECTION 1.06   Notes.   (a) The Borrower's obligation
to pay the principal of, and interest on, all the Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of
Exhibit 1.06 hereto with blanks appropriately completed in conformity herewith (each a "Note" and collectively, the "Notes"), which Note shall (i) be payable to the order of such Bank, (ii) be in the stated principal amount equal to the Loan Commitment of such Bank, (iii) mature, with respect to each Eurodollar Rate Loan evidenced thereby, on the last day of the Interest Period applicable thereto, and with respect to each Prime Rate Loan evidenced thereby, on the Termination Date, (iv) bear interest as provided herein and (v) be entitled to the benefits of this Agreement and the other Credit Documents.

          (b) Each Bank will note on its internal records, to the extent applicable, the date, amount and Type and, to the extent applicable, the Interest Period for each Loan made by such Bank to the Borrower hereunder, and the amount of each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans. Absent manifest error, any Bank's records or notations on any Note as to the outstanding principal amount of its Loans shall be conclusive.

          (c) Any Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular Type be evidenced by a separate Note of the Borrower payable to such Bank (or such Lending Office or branch of such Bank as such Bank may specify in such request). Any Bank that receives multiple Notes pursuant to this Section 1.06(c) agrees that: (1) the aggregate principal amount payable by the Borrower under such Notes shall never exceed the aggregate principal amount of the Loans made by such Bank (including, if applicable, the separate Lending Offices or branches of such Bank) and (2) the payees of the Notes issued at the request of such Bank shall enjoy no greater rights (voting or otherwise) than such Bank would enjoy in the absence of such request and such payees (including, if applicable, the separate Lending Offices and branches of such
Bank) shall be considered a single Bank for purposes of this Agreement. Each Note issued pursuant to this Section 1.06(c) shall be in a form consistent with the provisions of Section 1.06(a), with appropriate modifications to reflect the fact that such Note evidences only Loans of a certain Type. Each reference in the Credit Documents to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          SECTION 1.07 Existing Letters of Credit. Any letter of credit issued by the Administrative Agent for the account of the Borrower and Refining prior to the date hereof pursuant to the Existing VEC Bank Agreement and the Refining Bank Agreement, respectively, and outstanding on the Effective Date (each an "Existing Letter of Credit") shall, on and after the Effective Date, constitute a Letter of Credit for all purposes of this Agreement. With respect to any Existing Letter of Credit issued for the account of Refining, Refining, VRMC and the Borrower shall continue to be jointly and severally liable for all obligations of Refining in respect thereof. If requested by the Managing Agents, the Borrower shall, and shall cause VRMC and Refining to, execute and deliver such guaranties and other agreements as the Managing Agents may reasonably request to further evidence such joint and several liability.

                                ARTICLE II
                             FEES AND INTEREST

          SECTION 2.01 Fees. (a) Commitment Fee. The Borrower agrees to pay the Administrative Agent for the account of each Bank a commitment fee for the period from and including the earlier of the Effective Date or May 20, 1994 to but excluding the date upon which the Total Commitment shall have been terminated, determined by multiplying the daily average Unutilized Commitment of such Bank by the lowest rate per annum determined as follows:

Borrower's Long Term
Senior Unsecured Debt Rating                                            Rate Per Annum

A3 or better by Moody's and A - or better by S&P                         25/100 of 1%

Baa3 or better by Moody's and BBB - or better by S&P                     40/100 of 1%

Lower than Baa3 (or not rated) by Moody's or lower                      50/100 of 1%
than BBB - (or not rated) by S&P

Any commitment fee payable pursuant to this Section 2.01(a) (i) shall be calculated to the end of each calendar quarter and to the date upon which the Total Commitment is terminated and (ii) shall be due and payable in arrears on the third Business Day following the end of each calendar quarter during the term hereof and on the date upon which the Total Commitment is terminated.

     (b) Usage Fee. For each day that the sum of (i) the aggregate outstanding principal amount of the Loans, plus (ii) the Letter of Credit Outstandings exceeds sixty five percent (65%) of the Total Commitment, the Borrower agrees to pay the Administrative Agent for the account of each Bank, a fee equal to such Bank's Commitment multiplied by a rate equal to 1/8 of 1% per annum. Any fee payable pursuant to this Section 2.01(b) (A) shall be calculated, to the extent applicable, to the end of each calendar quarter and to the date upon which the Total Commitment is terminated and (B) shall be due and payable in arrears on the third Business Day following the end of each calendar quarter during the term hereof and on the date upon which the Total Commitment is terminated.

          (c) Administrative Agency Fee. The Borrower agrees to pay the Administrative Agent, for its own account, an administrative fee for acting as Administrative Agent hereunder in the amount of $18,750 per calendar quarter for each calendar quarter, or portion thereof, during which the Administrative Agent is acting as Administrative Agent hereunder, which administrative fee shall be payable quarterly in arrears on the third Business Day following the end of each calendar quarter during the term hereof (commencing with the calendar quarter ending on June 30, 1994) and on the date upon which the Total Commitment is terminated and all amounts owing hereunder have been paid in full. The administrative fee payable to the Administrative Agent for the calendar quarter ending on June 30, 1994 shall include (without duplication) the administrative fees payable to BTCo, as agent under the Existing VEC Bank Agreement and the Refining Bank Agreement for the period commencing on April 1, 1994 and ending on the Effective Date and no additional administrative fees shall be payable under the Existing VEC Bank Agreement and the Refining Bank Agreement for such period.

          (d) Upfront Fees. On March 31, 1994 the Borrower agrees to pay to BT Securities Corporation, BMO and each of the Banks, for their own accounts, such fees as have been agreed to in writing from time to time by the Borrower.

          (e) Trade Letter of Credit Fees. (i) The Borrower agrees to pay the Administrative Agent, for the account of the Banks, a fee in respect of each Trade Letter of Credit issued hereunder in an amount determined by multiplying the Stated Amount of such Trade Letter of Credit by the lowest rate determined as follows:

Term of Trade Letter                  Borrower's Long Term
of Credit                             Senior Unsecured Debt Rating

                                       Baa3 or better by            Lower than Baa3 (or
                                       Moody's and BBB - or         not rated) by Moody s
                                       Better by S&P                or lower than BBB  -
                                                                    (or not rated) by S&P

60 days or less                        25/100 of 1%                 40/100 of 1%

61 days or more but                    35/100 of 1%                 55/100 of 1%
less than 91 days

91 days or more but                    45/100 of 1%                 70/100 of 1%
less than 121 days

121 days or more but                   60/100 of 1%                 90/100 of 1%
less than 151 days

151 days or longer                     65/100 of 1%                 1%

Any fee payable pursuant to this Section 2.01(e)(i) shall be distributed by the Administrative Agent to the Banks in accordance with the respective Percentage Participations of the Banks and shall be due and payable on the earlier of (A) the third Business Day following the end of the calendar quarter in which such Trade Letter of Credit was issued and (B) the date upon which the Total Commitment is terminated.

          (ii) The Borrower agrees to pay the Administrative Agent, for its own account, a fee in respect of each Trade Letter of Credit issued hereunder, computed at the rate of (i) 1/32 of 1% of the Stated Amount of any Trade Letters of Credit having a term of 90 days or less and (ii) 1/16 of 1% of the Stated Amount of any Trade Letter of Credit having a term of more than 90 days. Any fee payable pursuant to this Section 2.01(e)(ii) shall be due and payable on the earlier of (A) the third Business Day following the end of the calendar quarter in which such Trade Letter of Credit was issued and (B) the date upon which the Total Commitment is terminated. The Borrower agrees to pay the Administrative Agent such administrative fees as the Administrative Agent customarily charges in respect of issuing, amending and or making payments under its Trade Letters of Credit.

          (f) Standby Letter of Credit Fees. (i) The Borrower agrees to pay to the Administrative Agent, for the account of the Banks, a fee in respect of each Standby Letter of Credit issued hereunder computed at the rate of 1/8 of 1% per annum, plus the applicable Eurodollar Rate Margin on the average daily Stated Amount of such Standby Letter of Credit. Any fee payable pursuant to this subsection shall be distributed by the Administrative Agent to the Banks in accordance with the respective Percentage Participations of the Banks, shall be calculated to the end of each calendar quarter and to the date upon which the Total Commitment is terminated, and shall be due and payable in arrears on the third Business Day following the end of each calendar quarter during the term hereof and the date upon which the Total Commitment is terminated.

          (ii) The Borrower agrees to pay the Administrative Agent, for its own account, a fee in respect of each Standby Letter of Credit issued hereunder computed at the rate of 1/8 of 1% per annum on the average daily Stated Amount of such Standby Letter of Credit. Such fees shall be calculated to the end of each calendar quarter and to the date upon which the Total Commitment is terminated, and shall be due and payable on the third Business Day following the end of each calendar quarter during the term hereof and on the date upon which the Total Commitment is terminated.

          (iii) Without duplication of any administrative fees paid by the Borrower in respect of the issuance of any Existing Letter of Credit, the Borrower agrees to pay to the Administrative Agent, with respect to the issuance of, amendment of, or payment made under any Letter of Credit, processing charges in accordance with the Administrative Agent's standard schedule for such charges in effect at the time of such issuance, amendment or payment, as the case may be.

          SECTION 2.02 Interest. (a) The Borrower agrees to pay interest on the unpaid principal amount of each Prime Rate Loan at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Prime Lending Rate in effect from time to time plus the applicable Prime Rate Margin in effect from time to time. As used herein "Prime Rate Margin" shall mean the lowest rate of interest per annum determined as follows:

Borrower's Long Term                                                          Prime
Senior Unsecured Debt Rating                                                  Rate Margin

Baa3 or better by Moody's and BBB- or better by S&P                           0%

Baa3 or better by Moody's and BB+ or better by S&P                            1/8 of 1%

Ba1 or better by Moody's and BBB- or better by S&P                            1/8 of 1%

Ba1 by Moody's and BB+ by S&P                                                 3/8 of 1%

Lower than Ba1 (or not rated) by Moody's or                                   3/4 of 1%
lower than BB+(or not rated) by S&P

          (b) The Borrower agrees to pay interest on the unpaid principal amount of each Eurodollar Rate Loan at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Eurodollar Rate for the Interest Period applicable thereto, plus the applicable Eurodollar Rate Margin in effect from time to time during such Interest Period. As used herein "Eurodollar Rate Margin" shall mean the lowest rate of interest per annum determined as follows:

Borrower's Long Term                                    Eurodollar
Senior Unsecured Debt Rating                            Rate Margin

A3 or better by Moody's and A- or better by S&P         4/5 of 1%

Baa3 or better by Moody's and BBB- or better by S&P        1 1/4%

Baa3 or better by Moody's and BB+ or better by S&P         1 5/8%

Ba1 or better by Moody's and BBB- or better by S&P         1 5/8%

Ba1 by Moody's and BB+ by S&P                              1 7/8%

Lower than Ba1 (or not rated) by Moody's or                2 1/4%
lower than BB+(or not rated) by S&P

          (c) The Borrower agrees to pay interest in respect of overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other overdue amounts owing hereunder for each day that such amounts are overdue at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) 2 1/2% in excess of the Prime Lending Rate in effect from time to time, plus the applicable Prime Rate Margin in effect from time to time; provided, however, that no Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than the rate of interest applicable thereto at maturity.

          (d) Interest on each Loan shall accrue from, and including, the date of such Loan to, but excluding, the date of any repayment thereof and shall be payable (i) in respect of Eurodollar Rate Loans (A) on the last day of the Interest Period applicable thereto and in the case of any Interest Period in excess of three months, on such day which occurs every three months after the initial date of such Interest Period, and (B) on the date of any voluntary repayment (on the amount repaid), (ii) in respect of each Prime Rate Loan, on the third Business Day following the end of each calendar quarter during the term hereof (calculated to the end of such calendar quarter) and (iii) in respect of each Loan, on the date of any involuntary repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

          (e) The Administrative Agent, upon determining the Eurodollar Rate for any Interest Period, shall promptly notify, by telephone (confirmed in writing or by facsimile) or in writing or by facsimile, the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          (f) The Borrower shall pay to each Bank additional interest on the unpaid principal amount of each Eurodollar Rate Loan of such Bank, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Loan from
(ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage, if any, for such Interest Period. Such additional interest shall be (i) calculated by the Administrative Agent, who shall notify the Borrower of the amount of such interest and (ii) payable on the next interest payment date applicable to such Eurodollar Rate Loan. As used herein, "Eurodollar Rate Reserve Percentage""shall mean the stated maximum rate (stated as a percentage) of all reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves), if any, required to be maintained by any Reference Bank against "eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined).

          SECTION 2.03 Interest Periods. At the time the Borrower gives any Notice of Borrowing for a Eurodollar Borrowing, the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Borrowing, which Interest Period shall be either a one, two, three or six month period, subject to the following:

          (a) all Loans comprising a Eurodollar Borrowing shall at all times have the same Interest Period;

          (b) the Interest Period for any Eurodollar Borrowing shall commence on the date of such Borrowing;

          (c) if any Interest Period relating to a Eurodollar Borrowing begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (d) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day which is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (e) no Interest Period shall extend beyond the Termination Date; and

          (f) at no time shall more than ten Interest Periods be in effect.

          SECTION 2.04 Computations. All computations of interest on Prime Rate Loans and of Fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest on Eurodollar Rate Loans shall be made on the basis of a year of 360 days (unless such computation would cause the interest on the Loans to exceed the Highest Lawful Rate in which event such interest shall be computed on the basis of a year of 365 or 366 days, as the case may be), in each case, for the actual number of days elapsed.

                                ARTICLE III
                           COMMITMENT REDUCTIONS
                              AND REPAYMENTS

          SECTION 3.01 Reduction of Commitments. (a) Upon at least five Business Days prior telephonic notice confirmed in writing or facsimile to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the Total Unutilized Commitment in part or in whole; provided, that (i) any such reduction shall proportionately reduce the respective Commitments and Loan Commitments of the Banks and (ii) any such partial reduction shall be in the amount of $5,000,000 or, if greater, an integral multiple of $1,000,000 and shall be applied to the scheduled reductions of the Total Commitment otherwise required by Section 3.01(b) in direct order of the occurrence of such scheduled reductions.

          (b) Unless otherwise reduced or terminated pursuant to this Agreement, the Total Commitment shall equal the following amounts during the following periods:

Period                                                              Total Commitment
March 31, 1994 through June 29, 1995                                $250,000,000
June 30, 1995 through September 29, 1995                            233,333,333
September 30, 1995 through December 30, 1995                        216,666,666
December 31, 1995 to (but excluding) Termination Date               200,000,000
On Termination Date                                                 -0-

Each such scheduled reduction of the Total Commitment shall proportionately reduce the respective Commitments and Loan
Commitments of the Banks.

          SECTION 3.02 Voluntary Prepayments. The Borrower shall have the right to voluntarily prepay the Loans in whole or in part from time to time on the following terms and conditions:
(i) the Borrower shall give the Administrative Agent at its New York Office written, facsimile or telephonic notice (promptly confirmed in writing or by facsimile), not later than 12:00 noon (New York time) on the Business Day on which it desires to prepay, of its intent to prepay the Loans, the principal amount of such prepayment, the Type of Loans to be prepaid and the specific Borrowing or Borrowings relating to such Loans, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) subject to payment of any amounts specified in
Section 4.05, the Borrower shall have the right to voluntarily prepay any Eurodollar Rate Loan prior to the last day of its Interest Period; (iii) each prepayment of Prime Rate Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, and each prepayment of Eurodollar Rate Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, provided that no partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000 and (iv) each prepayment pursuant to this Section 3.02 shall be applied pro rata among the designated outstanding Loans of each of the Banks, in the case of Eurodollar Rate Loans, first, to the payment of accrued and unpaid interest, then, in the case of all Loans, to the outstanding principal of such Loans.

          SECTION 3.03   Mandatory Repayments.  (a) Subject to
the provisions of Section 4.05, on any day on which:

          (i) the sum of (A) the aggregate outstanding principal amount of the Loans made by all of the Banks, plus (B) the Letter of Credit Outstandings at such time, exceeds the sum of (1) the Total Commitment, minus (2) any outstanding Short Term Credit, the Borrower shall prepay the Loans in an amount equal to such excess; if after giving effect to the repayment of all outstanding Loans, the Letter of Credit Outstandings exceed the Total Commitment minus any outstanding Short Term Credit, the Borrower shall pay an amount of cash equal to such excess Letter of Credit Outstandings to the Administrative Agent at this payment office, such cash to be held as security for all obligations of the Borrower;

          (ii) the aggregate outstanding principal amount of the Loans made by all of the Banks exceeds the sum of (A) the Total Loan Commitment minus (B) any outstanding Short Term Credit, the Borrower shall repay the Loans in an amount equal to such excess; or

          (iii) the Letter of Credit Outstandings exceed the Letter of Credit Sublimit, the Borrower shall pay an amount of cash equal to such excess Letter of Credit Outstandings to the Administrative Agent at the Payment Office, such cash to be held as security for all Obligations of the Borrower.

          (b) With respect to each repayment of Loans required by Section 3.03(a), the Borrower may, consistent with the requirements of Section 3.03(a), designate the Types of Loans and the specific Borrowing or Borrowings which are to be repaid; provided, that: (i) repayments of Eurodollar Rate Loans made pursuant to Section 3.03(a) may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Rate Loans with Interest Periods ending on such date of required repayment and all Prime Rate Loans have been paid in full; or
(ii) if any repayment of Eurodollar Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall immediately and automatically be converted into Prime Rate Loans. In the absence of a designation by the Borrower as described in the preceding sentence or in the event such designation conflicts with the requirements of Section 3.03(a), the Administrative Agent shall, subject to the above and in accordance with Section 3.03(a), make such designation in its sole discretion.

          (c)  On the Termination Date all outstanding
Obligations shall be fully due and payable.

          SECTION 3.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Administrative Agent at the Administrative Agent's Payment Office, for any payment or disbursement made by the Administrative Agent under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") within one Business Day after the date of such payment or disbursement with interest on the amount so paid or disbursed by the Administrative Agent, to the extent not reimbursed prior to 12:00 noon, New York time, on the date of such payment or disbursement, from and including the date paid or disbursed to, but excluding, the date the Administrative Agent was reimbursed therefor at a rate per annum which shall be (i) to, but excluding, the first Business Day following the date of such Unpaid Drawing, the lesser of (A) the Highest Lawful Rate or (B) the rate of interest that would be applicable to Prime Rate Loans during such period pursuant to Section 2.02, and (ii) from and including such first Business Day, the lesser of (A) the Highest Lawful Rate or (B) the Prime Lending Rate in effect from time to time, plus the applicable Prime Rate Margin in effect from time to time, plus 2 1/2%, such interest to be payable on demand.

          (b) The Borrower's obligations under this Section 3.04 to reimburse the Administrative Agent with respect to Unpaid Drawings in respect of Letters of Credit (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including the Administrative Agent in its capacity as issuer of the Letter of Credit or as a Bank), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing. The Borrower assumes all risks as a result of the acts or omissions of the user of any Letter of Credit and all risks of the misuse of any Letter of Credit. The Administrative Agent in its capacity as issuer of any Letter of Credit shall not be liable (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document reasonably believed to be genuine by the Person examining such document in connection with any Letter of Credit, even if it should prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to assign any Letter of Credit or the rights and benefits thereunder or the proceeds thereof, (iii) for clerical, administrative or other ministerial errors, such as failure of any draft to bear any reference or adequate reference to any applicable Letter of Credit, or failure of any Person to note the amount of any draft on any applicable Letter of Credit or to surrender or take up any applicable Letter of Credit or to send forward any such document apart from drafts as required by the terms of any Letter of Credit, each of which provisions, if contained in any Letter of Credit, may be waived by the Administrative Agent in its capacity as issuing bank, (iv) for errors, omissions, interruptions or delays in transmissions or delivery of any message, by mail, telegraph, telex or otherwise,
(v) for any error, neglect, default, suspension or insolvency of any correspondent, (vi) for errors in translation or for errors in interpretation of technical terms, (vii) for any loss or delay in the transmission or otherwise of any Letter of Credit or any document or draft in connection therewith or the proceeds thereof, or (viii) for any consequence arising from causes beyond the control of the Administrative Agent in its capacity as issuing bank. Notwithstanding the foregoing, the Borrower shall not be obligated to reimburse the Administrative Agent for any wrongful payment made by the Administrative Agent under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Administrative Agent, IT BEING THE INTENTION THAT THE BORROWER SHALL BE OBLIGATED TO REIMBURSE THE ADMINISTRATIVE AGENT FOR ANY WRONGFUL PAYMENT RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF THE ADMINISTRATIVE AGENT.

          (c) Promptly upon the occurrence of any Unpaid Drawing, the Administrative Agent shall notify the Borrower and the Banks thereof. Failure to give such notice, however, shall not affect the obligations of the Borrower or the Banks in respect of such Unpaid Drawing.

          (d) Promptly after receiving notice of any Unpaid Drawing, each Bank shall pay to the Administrative Agent the amount of such Bank's Percentage Participation in such Unpaid Drawing by transferring the same to the Administrative Agent in immediately available funds at the Payment Office. To the extent any Bank does not effect such payment on the date of any Unpaid Drawing, such Bank agrees to pay interest to the Administrative Agent on such amount until such payment is made at the overnight Federal funds rate. If a Bank shall have made all payments to the Administrative Agent required by this Section 3.04(d), the Administrative Agent shall pay such Bank its proportionate share of all payments received by the Administrative Agent from the Borrower in respect of Unpaid Drawings, all as, and, to the extent possible, when received by the Administrative Agent.

          SECTION 3.05 Method and Place of Payment. Except as otherwise specifically provided herein, (i) all payments under this Agreement shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 noon (New York time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Administrative Agent's Payment Office,
(ii) whenever any payment to be made under this Agreement or any other Credit Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension, and (iii) upon receipt of each payment from or on behalf of the Borrower hereunder, the Administrative Agent shall distribute such payment to each Bank at the Lending Office of such Bank (or otherwise in accordance with instructions received from such Bank), pro rata based upon such Bank's proportionate share of the Obligations with respect to which such payment was received.

                                ARTICLE IV
                           INCREASED COSTS, ETC.

          SECTION 4.01 Eurodollar Rate Not Ascertainable, Etc. In the event that the Administrative Agent shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the applicable interbank eurodollar market or any Bank's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone, confirmed in writing or by facsimile) to the Borrower and to the Banks of such determination. Until the Administrative Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Banks to make Eurodollar Rate Loans shall be suspended.

          SECTION 4.02 Illegality. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Rate Loan has become unlawful by compliance by such Bank in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Bank shall give prompt notice (by telephone, confirmed in writing or by facsimile) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the other Banks).

          (b) Upon the giving of the notice to the Borrower referred to in subsection (a) above, (i) the Borrower's right to request and such Bank's obligation to make Eurodollar Rate Loans shall be immediately suspended, and such Bank shall make a Loan as part of the requested Borrowing of Eurodollar Rate Loans as a Prime Rate Loan for a period identical to the Interest Period for such requested Eurodollar Rate Loans, which Prime Rate Loan shall, for all other purposes, be considered part of such Borrowing and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day s written notice to the Administrative Agent and the affected Bank, convert each such Loan into a Prime Rate Loan for the remainder of the Interest Period applicable to the affected Eurodollar Rate Loans; provided, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 4.02(b).

          SECTION 4.03   Increased Costs; Capital Adequacy.
(a) If, at any time after the date hereof, due to (i) the introduction of or any change (excluding any change by way of imposition or increase of reserve requirements covered by Section 2.02(f)) in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or (ii) compliance with any guideline or request from any central bank or other governmental or quasi governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), there is (A) an increase in the cost to the Administrative Agent or any Bank of issuing, maintaining or participating in any Letter of Credit, or agreeing to make, making or maintaining any Eurodollar Rate Loan, or (B) a reduction in the amount of any sum received or receivable by the Administrative Agent or any Bank hereunder, then, upon demand (with a copy of any such demand made by a Bank to the Administrative Agent), the Borrower shall pay to the Administrative Agent or such Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Bank, as the case may be, for such increased cost or reduction of receipts. In determining such additional amounts, the Administrative Agent and the Banks agree to act reasonably and in good faith.

          (b) Without duplication of any amounts payable under clause (a), if any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitment and other commitments of this type, then, upon demand by such Bank to the Borrower (with a copy of such demand to the Administrative Agent), the Borrower shall, pursuant to Section 4.03(d), pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Commitment hereunder. In determining such additional amounts, each Bank agrees to act reasonably and in good faith and shall use its best efforts to allocate all increases resulting from any such capital adequacy requirement on a fair and reasonable basis.

          (c) If any Bank shall advise the Administrative Agent that at any time, because of the circumstances described in
Section 4.03(a) or Section 4.03(b) or any other circumstances arising after the date hereof affecting such Bank or the applicable interbank eurodollar market or such Bank's position in such market, the Eurodollar Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Bank of funding its Eurodollar Rate Loans, then, and in any such event: (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing or by facsimile) to the Borrower and to the Banks of such advice; (ii) the Borrower's right to request, and such Bank's obligation to make, Eurodollar Rate Loans shall be immediately suspended; and (iii) such Bank shall make a Loan as part of the requested Borrowing of Eurodollar Rate Loans as a Prime Rate Loan for a period identical to the Interest Period for such requested Eurodollar Rate Loans, which Prime Rate Loan shall, for all other purposes, be considered part of such Borrowing.

          (d) The Administrative Agent and each Bank will notify the Borrower and the Administrative Agent of any event occurring after the date hereof which will entitle the Administrative Agent or such Bank to compensation pursuant to this Section 4.03, as promptly as practical, and in any event within 90 days after it becomes aware thereof and determines to request compensation pursuant to this Section 4.03. A certificate submitted by the Administrative Agent or such Bank, as the case may be, to the Borrower and the Administrative Agent setting forth the amount necessary to compensate the Administrative Agent or such Bank, as the case may be, as specified in Section 4.03(a) or Section 4.03(b) and, in the case of any such certificate seeking compensation pursuant to Section 4.03(a), setting forth the basis for the determination of such additional amount, shall be conclusive and binding on the Borrower for all purposes, absent manifest error. No such certificate shall claim compensation pursuant to this Section 4.03 for any period other than the period commencing 90 days prior to the date of the postal mark shown on the envelope in which such certificate is mailed through the U.S. mails or, if such certificate is delivered by hand, the date shown on the receipt for such delivery. The Borrower shall pay to the Administrative Agent or such Bank the amount shown as due on any such certificate within ten days after its receipt of same.

          (e) Except as expressly provided in the third sentence of Section 4.03(d), failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of the Administrative Agent's or such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period, any other Interest Period or, any other period. The protection of this Section 4.03 shall be available to the Administrative Agent and each Bank regardless of any possible contention of invalidity or inapplicability of law, regulation or condition which shall have been imposed.

          (f) In the event any Bank shall seek compensation pursuant to this Section 4.03, the Borrower may give notice to such Bank (with copy to the Administrative Agent) that it wishes to seek one or more financial institutions (which may be one or more of the Banks) to assume the Commitment of such Bank and to purchase its outstanding Loans and Notes and its interest in the Letter of Credit Outstandings. Each Bank requesting compensation pursuant to this Section 4.03 agrees to sell its Commitment, Loans, Note and interest in this Agreement and the other Credit Documents to any such financial institution pursuant to, and subject to the conditions contained in, Section 11.04(c).

          SECTION 4.04 Change of Lending Office. Each Bank agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Eurodollar Rate Loans affected by the matters or circumstances described in Sections 4.01, Section 4.02 or Section 4.03 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Bank as determined by such Bank in its sole discretion.

          SECTION 4.05 Funding Losses. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such amounts and which request shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans to the extent not recovered by such Bank in connection with the re employment of such funds and including loss of anticipated profits), which such Bank may sustain: (i) if for any reason (other than a default by such Bank) a Borrowing of Eurodollar Rate Loans does not occur on the date specified therefor in a Notice of Borrowing, (ii) if any repayment of any of its Eurodollar Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto or (iii) if, for any reason, the Borrower defaults in its obligation to repay its Eurodollar Rate Loans when required by the terms of this Agreement.

          SECTION 4.06 Net Payments. (a) Any and all payments by the Borrower under this Agreement, the Notes or any other Credit Document shall be made without setoff, counterclaim or other defense and shall be made free and clear of and without deducting for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes on or measured by the net income of a Bank pursuant to the tax laws of the jurisdiction in which such Bank is organized (or any political subdivision thereof) or the jurisdiction in which such Bank's principal office or offices or lending office or offices are located (or any political subdivision thereof) and the taxes the Borrower is required to deduct pursuant to Section 4.06(e) (all such non excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank or any Agent under this Agreement, any Note or any other Credit Document, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
Section 4.06) such Bank, or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under this Agreement, the Notes or any other Credit Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or any other Credit Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Bank and each Agent for the full amount of Taxes or Other Taxes (including, without limitation any Taxes or Other Taxes imposed by any jurisdiction on payments payable under this Section 4.06) paid by such Bank or Agent (on its own behalf or on behalf of any Bank), as the case may be, in respect of payments made or to be made hereunder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or Agent, as the case may be, makes written demand therefor. The Borrower's obligation under this Section 4.06 shall survive the payment in full of the Loans.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at the Administrative Agent's Payment
Office, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Each Bank represents that it is either (i) a corporation organized under the laws of the United States or any State thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement and the other Credit Documents (y) under an applicable provision of a tax convention to which the United States is a party or (z) because it is acting through a branch, agency or office in the United States and any payment to be received by it under this Agreement and the other Credit Documents is effectively connected with a trade or business in the United States. Each Bank that is not a corporation organized under the laws of the United States or any State thereof (a "Foreign Bank") agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date in the case of each Foreign Bank signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Foreign Bank, and at such other times as required by United States law or as the Borrower or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or any successor form) certifying that all payments to be made to such Foreign Bank under this Agreement and the other Credit Documents will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or any successor form) certifying that such Foreign Bank is entitled to the benefits of a provision of a tax convention to which the United States is a party which completely exempts from United States withholding tax all payments to be made to such Foreign Bank under this Agreement and the other Credit Documents (the "Form 1001 Certification"). In addition, each Foreign Bank agrees that if such Foreign Bank previously filed a Form 1001 Certification it will deliver to the Borrower and the Administrative Agent a new Form 1001 Certification prior to the first payment date falling in the third year following the previous filing of such Form 1001 Certification; and if such Foreign Bank previously filed a Form 4224 Certification it will deliver to the Borrower and the Administrative Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years. Each Foreign Bank also agrees to deliver to the Borrower and the Administrative Agent such other supplemental forms as may at any time be required as a result of changes in applicable law, rule, regulation or treaty or the circumstances of such Foreign Bank in order to confirm or maintain in effect its entitlement to complete exemption from U.S. withholding tax on any payments hereunder; provided that the circumstances of such Foreign Bank at the relevant time and applicable laws permit it to do so. If a Foreign Bank determines, as a result of any change in either (1) applicable law, rule, regulation or treaty, or in any official application thereof, or (2) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06(e), or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Administrative Agent of such fact (a "Withholding Notice"). If the Borrower and the Administrative Agent have not received from any Foreign Bank a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Foreign Bank under this Agreement and the other Credit Documents are not subject to United States withholding tax, the Borrower shall withhold taxes from all payments at the applicable statutory rate; provided, that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Foreign Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Foreign Bank may reasonably request for purposes of assisting such Foreign Bank in obtaining any allowable credits or deductions for the taxes so deducted or withheld. Each Bank agrees to indemnify and hold the Borrower and the Administrative Agent harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by them as a result of either (y) such Bank's failure to submit any form that it is required to provide pursuant to this Section 4.06(e) or (z) the Administrative Agent's and the Borrower's reliance on any such form which such Bank has provided to them, or on the representation of such Bank made to them pursuant to this Section 4.06(e).

          SECTION 4.07 Adjustment of Non Pro-Rata Payments. Except as otherwise expressly provided in this Agreement, each of the Banks agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) applicable to the payment of the principal of, or interest on, the Loans or Unpaid Drawings, which amount with respect to the related sum or sums received by other Banks, is in a greater proportion than the proportion of the total of such Obligations then owed and due to such Bank relative to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with its pro rata share of any interest on such excess amount paid by such Bank as part of such recovery.

                                 ARTICLE V
                           CONDITIONS PRECEDENT

          SECTION 5.01 Conditions Precedent to the Initial Credit Event. The obligation of the Banks to make the initial Loan hereunder or of the Administrative Agent to issue the initial Letter of Credit hereunder is subject to the conditions precedent that the Managing Agents and the Banks shall have received the following:

          (a) The following documents duly executed by the Persons indicated:

          (i) this Agreement executed by each party hereto,

          (ii) a Note executed by the Borrower and payable to the order of each Bank, and

          (iii) any agreements to be executed by the Borrower pursuant to Section 2.01(d).

          (b) A certificate of the secretary or an assistant secretary of the Borrower certifying, inter alia, (i) true and correct copies of the certificate of incorporation and bylaws of the Borrower, each as amended and in effect, as well as resolutions adopted by the Board of Directors of the Borrower (or a duly authorized committee thereof) (A) authorizing (1) the execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents and the Borrowings to be made or Letters of Credit to be issued hereunder, and (2) the consummation of the transactions contemplated hereby (including, without limitation, the Partnership Merger), (B) approving the forms of the Credit Documents which will be delivered at or prior to the date of the initial Borrowing and (C) authorizing officers of the Borrower to execute and deliver the Credit Documents and any related documents, including, without limitation, any agreement contemplated by this Agreement, (ii) the incumbency and specimen signatures of the officers of the Borrower executing any documents on its behalf and (iii) to the best of his or her knowledge after due inquiry, there are no proceedings for the dissolution or liquidation of the Borrower.

          (c) Certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation or partnership, as applicable, of each of the Borrower, VRMC, Refining, the Partnership, VMP and VNGC in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualifications and where the failure to so qualify would have a material adverse effect on the business, financial position, results of operation or prospects of such Person.

          (d) A certificate signed by a Financial Officer of the Borrower dated the Effective Date and stating that:

          (i) as of the date of such certificate (A) the representations and warranties made by the Borrower in this Agreement are true and correct as of, and as if such representations and warranties were made on, the date of the proposed Loan or Letter of Credit, (B) no Default or Event of Default has occurred and is continuing or would result from the making of such Loan or the issuance of such Letter of Credit, and
(C) the other conditions set forth in Section 5.03 have been satisfied;

          (ii) as of the date of such certificate the Borrower's long term, senior unsecured debt is then rated not less than Baa3 and BBB , respectively, by Moody's and S&P, and the Borrower has not received notice that either Moody's or S&P plans to reduce its rating of the Borrower's long term, senior unsecured debt;

          (iii) all loans owing by the Borrower, VRMC and Refining under the Existing VEC Bank Agreement and the Refining Bank Agreement have been paid in full or will be paid on the Effective Date with the proceeds of the initial Loans hereunder, and the Borrower and Refining have given notice to terminate the commitments of the lenders party to the Existing VEC Bank Agreement and the Refining Bank Agreement, respectively;

          (iv) all Indebtedness of the Partnership Group (other than the First Mortgage Notes and intercompany Indebtedness permitted by this Agreement) has been paid in full or will be paid on the Effective Date with the proceeds of the initial Loans hereunder, and notice to terminate the funding commitments (if any) of the holders of such Indebtedness has been given;

          (v) all agreements relating to any Indebtedness of the Borrower and its Subsidiaries outstanding on the Effective Date have, to the extent necessary, been amended to permit the consummation of the Partnership Merger (which amendments shall be in form and substance satisfactory to the Managing Agents); and

          (vi) attached thereto are schedules showing as of the date of such certificate (A) all the Borrower's existing insurance coverage, (B) all Existing Letters of Credit and (C) all Subsidiaries of the Borrower (including the Partnership
Group) and specifying the Material Subsidiaries.

          (e) The Administrative Agent shall have received a letter from the Process Agent accepting its appointment, and agreeing to act, as such pursuant to Section 11.07.

          (f) A favorable, signed opinion dated the Effective Date and addressed to the Managing Agents and the Banks from Andrews & Kurth L.L.P., counsel to the Administrative Agent and the Managing Agents, in form and substance satisfactory to the Managing Agents.

          (g)  A favorable, signed opinion dated the Effective
Date and addressed to the Managing Agents and the Banks from the General Counsel of the Borrower, in form and substance satisfactory to the Managing Agents.

          (h) The payment of all Fees and expenses payable on or prior to the Effective Date.

          (i) Such other documents, agreements and opinions as the Managing Agents and the Required Banks may reasonably request, all in form and substance reasonably satisfactory to the Managing Agents and the Required Banks.

The acceptance of the benefits of the initial Credit Event by the Borrower shall constitute a representation and warranty by the Borrower to the Agents and each of the Banks that all of the conditions specified in this Article V above have been and remain satisfied as of that time.

          SECTION 5.02. Conditions Precedent to All Credit Events. The obligation of the Banks to make any Loan or of the Administrative Agent to issue any Letter of Credit is subject to the further conditions precedent that on the date such Loan is made or such Letter of Credit is issued:

          (a) The conditions precedent set forth in Section 5.01 shall have been and remain satisfied.

          (b)  The representations and warranties set forth in
Article VI (other than Section 6.05(d)) shall be true and correct as of, and as if such representations and warranties were made on, the date of the proposed Loan or Letter of Credit, as the case may be.

          (c) No Event of Default shall have occurred and be continuing or would result from the making of such Loan or the issuance of such Letter of Credit.

          (d) The Managing Agents and the Banks shall have received such other approvals, opinions or documents as the Managing Agents or the Banks may reasonably request.

The Borrower's acceptance of the benefits of a Credit Event shall constitute a representation and warranty by the Borrower to the Agents and each of the Banks that all of the conditions specified in this Section 5.02 have been satisfied as of that time.

          SECTION 5.03. Conditions Precedent to Certain Credit Events. The obligation of (A) the Banks to make (1) any Eurodollar Rate Loan or (2) any Loan that would increase the aggregate outstanding principal amount of the Loans or (B) the Administrative Agent to issue any Letter of Credit (including any Loan made or Letter of Credit issued on the date of the initial Credit Event), is subject to the further conditions precedent that on the date such Loan is made or such Letter of Credit is issued:

          (a) The conditions precedent set forth in Section 5.02 shall have been and remain satisfied.

          (b)  The representation and warranty set forth in
Section 6.05(d) shall be true and correct as of, and as if such representation and warranty was made on, the date of the proposed
Loan or Letter of Credit, as the case may be.

          (c) No Default shall have occurred and be continuing or would result from the making of such Loan or the issuance of such Letter of Credit.

          (d) The Managing Agents and the Banks shall have received such other approvals, opinions or documents as the Managing Agents or the Banks may reasonably request.

The Borrower's acceptance of the benefits of a Credit Event shall constitute a representation and warranty by the Borrower to the Agents and each of the Banks that all of the conditions specified in this Section 5.03 have been satisfied as of that time.

          SECTION 5.04 Delivery of Documents. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Article V, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's New York Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Managing Agents.

                                ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants as follows:

          SECTION 6.01 Existence. Each of the Borrower and its Subsidiaries is a corporation duly organized or a limited partnership duly formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and is duly qualified or authorized to do business as a foreign corporation or foreign limited partnership, as applicable, and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify could have a material adverse effect on the business, financial position, results of operations or prospects of (i) the Borrower and its Subsidiaries, taken as a whole, (ii) Refining, (iii) VRMC, (iv) the Partnership or (v) VMP. Each of the Borrower and its Subsidiaries has all corporate or partnership, as applicable, power and all governmental licenses, authorizations, consents and approvals required to own its assets and to carry on its business as now conducted and to consummate the transactions contemplated hereby (including, without limitation, the Partnership Merger).

          SECTION 6.02 Authorization of Agreement; No Violation. The execution, delivery, and performance by the Borrower of the Credit Documents and the consummation of the transactions contemplated hereby (including, without limitation, the Partnership Merger) (i) are within the corporate or partnership, as applicable, powers of the Borrower and, with respect to the Partnership Merger, VNGC, the Partnership and Valero Merger Partnership, L.P., (ii) have been duly authorized by all necessary corporate or partnership, as applicable, action,
(iii) do not violate or create a default under any provision of applicable law, or, to the extent applicable, the certificate of incorporation, bylaws, partnership agreement or other charter document of the Borrower or any of its Subsidiaries, or any contractual provision binding on or affecting any such Person or its property, and (iv) do not contravene any judgment, injunction, order or decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of any such Person.

          SECTION 6.03 Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body or any other Person is required in connection with the execution, delivery and performance by the Borrower of the Credit Documents or the consummation of the transactions contemplated thereby (including, without limitation, the Partnership Merger) other than those that have been obtained, given or made and are in full force and effect.

          SECTION 6.04 Binding Effect. This Agreement constitutes, and each of the Credit Documents when executed and delivered will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          SECTION 6.05 Financial Information. (a) Prior to the date hereof, the Borrower delivered to each of the Banks (i) the consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1993 and the related consolidated statements of income, common stock and other stockholders equity and cash flows for the year then ended, including the related schedules and notes, reported on by Arthur Andersen & Co., and (ii) the consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1993 and the related consolidated statement of income and cash flows for the quarterly and year-to-date periods, respectively, then ended, including the related notes, certified by a Financial Officer of the Borrower.

          (b) Prior to the date hereof, the Borrower delivered to each of the Banks (i) the consolidated balance sheet of the Partnership and its Subsidiaries as of December 31, 1993 and the related consolidated statements of income, and partner s capital and cash flows for the year then ended, including the related schedules and notes, reported on by Arthur Andersen & Co., and
(ii) the consolidated balance sheet of the Partnership and its Subsidiaries as of September 30, 1993 and the related consolidated statement of income and cash flows for the quarterly and year-to-date periods, respectively, then ended, including the related notes, certified by a Financial Officer of the Borrower.

          (c)  The financial statements described in subsections
(a) and (b) above fairly present the consolidated financial position of the Borrower and its Subsidiaries and the Partnership and its Subsidiaries, respectively, as of the dates thereof and their respective consolidated results of operations and cash flows for such periods, in accordance with generally accepted accounting principles applied on a consistent basis (except as set forth in the notes thereto), subject, in the case of the interim financial statements referred to in subsections (a) (ii) and (b) (ii) above, to normal year-end adjustments.

          (d) Since September 30, 1993, there has been no material adverse change in the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries (including the Partnership Subsidiaries with the same effect as if the Partnership Subsidiaries were consolidated Subsidiaries of the Borrower on September 30, 1993), taken as a whole; provided that the Banks stipulate that the financial and other information disclosed in the Borrower's report on Form 10-K for the year ended December 31, 1993 do not reflect a material adverse change in the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries (including the Partnership Subsidiaries with the same effect as if the Partnership Subsidiaries were consolidated Subsidiaries of the Borrower on September 30, 1993), taken as a whole.

          (e) As of the date hereof, neither the Borrower nor any of its Subsidiaries (including the Partnership Subsidiaries) has any material contingent obligation, contingent liability or liability for taxes, long-term leases or forward or long-term commitment out of the ordinary course of business, which is not reflected in the foregoing statements or in the notes thereto. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may be reasonably expected so to affect (to the extent the Borrower can now reasonably foresee), the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under the Credit Documents. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Bank, for purposes of or in connection with this Agreement or any transaction contemplated by this Agreement is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. Any projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by the Borrower to be reasonable.

          SECTION 6.06 Litigation. There are no actions, suits or proceedings, or any governmental investigations or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency or official (i) that in any manner draws into question the validity of any Credit Document, (ii) that contest or seek to prevent the consummation of the transactions contemplated hereby (including, without limitation, the Partnership Merger) (except for suits seeking to enjoin the Partnership Merger that are disclosed in the Borrower's report on Form 10-K for the year ended on December 31, 1993 and that are settled or dismissed with prejudice on or before the Effective Date) or (iii) that are reasonably likely to materially and adversely affect the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

          SECTION 6.07 Use of Proceeds. (a) The proceeds of the Loans will be used only for general corporate purposes, including working capital. No Letter of Credit will be used directly or indirectly as a Guarantee of Indebtedness for borrowed money of another Person.

          (b) Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan will be used, directly or indirectly, (i) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or (ii) for the purpose of purchasing, carrying or trading in any securities, in either case under such circumstances as to involve any Bank in a violation of Regulation U or the Borrower or any of its Subsidiaries in a violation of Regulation X. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets of the Borrower, or of the Borrower and its Subsidiaries, which are subject to any arrangement with any Bank (herein or otherwise) whereby the right or ability of the Borrower or its Subsidiaries to sell, pledge or otherwise dispose of such assets is in any way restricted, will be such margin stock.

           SECTION 6.08 Compliance with ERISA. Each member of the ERISA Group has timely fulfilled all its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is (and has been) in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other law with respect to each Plan and Benefit Arrangement. Each Plan and Benefit Arrangement is (and has been) maintained and operated in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other law. No member of the ERISA Group (i) has sought (or is seeking) a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) has failed to timely make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) has incurred (and no event exists which presents a material risk to the Borrower or any member of the ERISA Group of incurring) any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA). No litigation, investigation or claim (other than a routine audit or claim for benefits) is pending or, to the knowledge of the Borrower, threatened or anticipated concerning any Plan or Benefit Arrangement and no unfunded liability (whether or not current) exists under or with respect to any Plan or Benefit Arrangement.

          SECTION 6.09 Environmental Matters. There are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws which the Borrower or any of its Subsidiaries, taken as a whole, has agreed to or assumed or retained, or by which the Borrower and its Subsidiaries is adversely affected, by contract or otherwise. The Borrower and each Subsidiary and Affiliate of the Borrower is in compliance with all Requirements of Environmental Laws, including, without limitation, those governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials, except to the extent that noncompliance would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole. Without limitation of the foregoing:

          (a) the Borrower and each of its Subsidiaries possess all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for the Borrower or such Subsidiary, as the case may be, to conduct its operations as now being conducted; each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by the Borrower or such Subsidiary, as the case may be; and the Borrower or such Subsidiary is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights; except, in each case, to the extent that noncompliance could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

          (b) neither the Borrower nor any of its Subsidiaries has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws, and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries pending or, to the knowledge of the Borrower, threatened by governmental or private parties, relating to the ownership, use, condition, maintenance, or operation of, or conduct of business related to, any property owned, leased or operated by the Borrower or any of its Subsidiaries, or other assets of the Borrower or any of its Subsidiaries, which, in any such case, could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

          (c) neither the Borrower nor any of its Subsidiaries, has received a written notice or claim to the effect that it is or may be liable to any Person as the result of a Release or threatened Release of a Hazardous Material (including, without limitation, Releases related to any off site location where Hazardous Materials from any of the assets of the Borrower or any of its Subsidiaries have been stored, treated, recycled, disposed of or Released), which liabilities, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

          (d) neither the Borrower nor any of its Subsidiaries has any known liability in connection with any Release or any threatened Release of any Hazardous Materials into the environment, which liabilities, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

          (e) there is not now on or in any property of the Borrower or any of its Subsidiaries, any generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, any underground storage tanks or surface impoundments, any asbestos containing material, or any polychlorinated biphenyls
(PCBs) used in hydraulic oils, electrical transformers or other equipment, the presence of which could reasonably be expected to have a material adverse effect on the business, financial condition, result of operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

          (f) no property owned, leased or operated by the Borrower or any of its Subsidiaries is subject to, or, to the knowledge of the Borrower, threatened with, any Lien arising under Environmental Laws, except for such Liens which, either individually or in the aggregate could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

          (g) the Borrower and each of its Subsidiaries has all environmental and pollution control equipment necessary for compliance with the Requirements of Environmental Laws and operation of their respective businesses as is presently conducted; and

          (h) there are no facts or circumstances known to the Borrower or any of its Subsidiaries that the Borrower or such Subsidiary reasonably believes could form the basis for the assertion of a claim against the Borrower or any of its Subsidiaries involving any of their respective properties or relating to environmental, health or safety matters (including, without limitation, a claim arising from past or present noncompliance with Requirements of Environmental Laws), except in each case for matters that individually or in the aggregate do not present a material risk of materially and adversely affecting the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

          SECTION 6.10 Title to Assets. The Borrower and its Subsidiaries and the Partnership and its Subsidiaries have good, sufficient and legal title to all the material properties and assets reflected in the most recent balance sheets referred to in
Section 6.05(a) and Section 6.05(b), respectively, and all the other material assets owned on the date hereof, except (i) for assets disposed of in the ordinary course of business since the date of such balance sheets, (ii) assets Transferred in a manner not prohibited by Section 8.08, and (iii) any assets accounted for as a capital lease on such balance sheets. All such properties are free and clear of any Liens and known defects except Liens permitted by Section 8.02.

          SECTION 6.11 Payment of Taxes. All tax returns and reports of the Borrower and its consolidated Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon each of the Borrower and its Subsidiaries and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable, except (i) to the extent they are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor and (ii) to the extent that such taxes, assessments, fees and other governmental charges or the failure to pay the same would not be material to the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole. The Borrower does not know of any proposed tax assessment against it, or any of its Subsidiaries, that would be material to the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

          SECTION 6.12 Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or the Investment Company Act of 1940 or to any United States federal or state statute or regulation limiting its ability to incur or discharge Indebtedness for money borrowed or to become contingently liable for the Indebtedness of another.

          SECTION 6.13 Partnership Merger. On and after the Effective Date, the Partnership Merger has become effective and, as a result thereof, each of the Partnership Subsidiaries is a wholly owned Subsidiary of the Borrower. On and after the Effective Date, the Partnership Merger Cost does not exceed $130,000,000 and the net proceeds of the Equity Offering exceed the Partnership Merger Cost by at least $10,000,000.

                                ARTICLE VII
                           AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees that on and after the date hereof and until the Total Commitment has terminated, each Letter of Credit has expired, and the Loans and all Unpaid
Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          SECTION 7.01   Reporting Covenants.  Commencing on the
Effective Date,  the Borrower will furnish to each Bank:

          (a) Annual Financial Statements. Within 105 days after the end of each fiscal year of the Borrower:

          (i) a consolidated balance sheet of each of the Borrower and its Subsidiaries and VMP and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, common stock and stockholders equity or partners equity, as the case may be, and cash flows of each of the Borrower and its Subsidiaries and VMP and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Arthur Andersen & Co. or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to scope of audit and shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position as of the end of such fiscal year, and the consolidated results of operations and cash flows for such fiscal year, of the Borrower and its Subsidiaries and VMP and its Subsidiaries, as applicable, in accordance with generally accepted accounting principles consistently applied (except for changes in such accounting principles which are set forth in the notes thereto, permitted by generally accepted accounting principles and concurred in by such independent certified public accountants), and

          (ii) a consolidating balance sheet of each of the Borrower, VMP and their respective Subsidiaries as of the end of such fiscal year and the related consolidating statements of income and cash flows of the Borrower, VMP and any of their respective Subsidiaries whose total assets are in excess of $10,000,000 as of the end of such fiscal year, in each case for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a certificate of a Financial Officer of the Borrower to the effect that such consolidating financial statements are complete and correct and that they present fairly in all material respects the consolidating financial position as of the end of such fiscal year, and the consolidating results of operations and cash flows for such fiscal year, of the Borrower, VMP and such Subsidiaries in accordance with generally accepted accounting principles applied consistently with the audited financial statements referred to in Section 7.01(a)(i).

          (b) Quarterly Financial Statements. Within 60 days after the end of each fiscal quarter (other than the fourth quarter) of the Borrower:

          (i) a consolidated balance sheet of each of the Borrower and its Subsidiaries and VMP and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and cash flows, of each of the Borrower and its Subsidiaries and VMP and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth in the case of the consolidated statements of income and cash flows, in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all in reasonable detail and accompanied by a certificate of a Financial Officer of the Borrower to the effect that they are complete and correct and that they fairly present the consolidated financial position as of the end of such fiscal quarter, and the consolidated results of operations and cash flows for such fiscal quarter and such portion of such fiscal year, of the Borrower and its Subsidiaries and of VMP and its Subsidiaries in accordance with generally accepted accounting principles consistently applied (subject to normal, year-end audit adjustments); and

          (ii) a consolidating balance sheet of the Borrower, VMP and their Subsidiaries as of the end of such fiscal quarter and the related consolidating statements of income and cash flows of the Borrower, VMP and any of their respective Subsidiaries whose total assets are in excess of $10,000,000 as of the end of such fiscal quarter, in each case for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all in reasonable detail and accompanied by a certificate of a Financial Officer of the Borrower to the effect that such consolidating financial statements are complete and correct and that they present fairly in all material respects the consolidating financial position as of the end of such fiscal quarter, and the consolidating results of operations and cash flows for such fiscal quarter and such portion of such fiscal year, of the Borrower, VMP and such Subsidiaries in accordance with generally accepted accounting principles consistently applied (subject to normal, year end audit adjustments).

          (c) Monthly Operations Report. Within 90 days after the last day of December of each year, 60 days after the last day of January of each year, 45 days after the last day of March, June and September of each year and 30 days after the last day of each other calendar month of each year, a report, in form and substance satisfactory to the Managing Agents, setting forth (i) a consolidated balance sheet (which shall include two footnotes that provide the amount of feedstock inventory in transit to the United States and outstanding letters of credit, both as of the balance sheet date) for VRMC and its consolidated Subsidiaries, and related consolidated statements of operations and cash flows,
(ii) a consolidated balance sheet and related consolidated statement of operations and cash flows for the Partnership Subsidiaries, and (iii) such other information with respect to the operations of VRMC and its consolidated Subsidiaries and of the Partnership Subsidiaries during such month as either Managing Agent may reasonably request.

          (d) No Default Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and
(b) above, a certificate of a Financial Officer of the Borrower
(i) to the effect that, based upon a review of the Borrower's activities and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the Borrower's proposed response thereto, (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 8.01, Section 8.09, Section 8.11 and Section 8.12, (iii) attaching a schedule of all Guarantees and other contingent liabilities of the Borrower or any of its Subsidiaries in excess of $1,000,000, intercompany advances, and Short Term Credit, in each case outstanding or existing at the end of such period and (iv) a list of all direct and indirect Subsidiaries of the Borrower as at the end of such period, indicating in such list any changes in such list from the prior period's certificate.

          (e) Auditors' No Default Certificate. Together with the financial statements required pursuant to subsection (a)(i) above, a certificate of the accountants who prepared the annual audit reports referred to therein, addressed to the Banks and to the effect that, based upon the audit conducted by such accountants and any additional review, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof.

          (f) Notice of Default. Within three days after any Financial Officer of the Borrower obtains knowledge of the occurrence of an Event of Default or a Default, a certificate of a Financial Officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto.

          (g) Shareholder Communications, Filings, Etc. Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements and periodic reports filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange by the Borrower.

          (h) Litigation. Promptly after and in any event within 10 Business Days after an officer of the Borrower learns of (i) the occurrence of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Borrower, any Subsidiary thereof or any material property of any thereof, (ii) the written threat of any such action, suit, proceeding, investigation or arbitration or
(iii) the occurrence of any other event which in the case of clause (i) or (ii) is reasonably determined to be material to the Borrower and its Subsidiaries, taken as a whole, or to the Borrower individually, written notice thereof describing the same and the steps being taken by the Borrower or its affected Subsidiaries, as the case may be, with respect thereto; provided, however, that no notice shall be required as to any matter in which the potential expenditures, loss, liabilities or damages by the Borrower or its Subsidiaries do not exceed $10,000,000.

          (i) ERISA. Promptly after the occurrence thereof, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) (other than a "reportable event" not subject to the provisions for 30 day notice to the PBGC under the regulations issued under Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is (or may become) in reorganization or partitioned, is (or may become) insolvent or has been (or may be) terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
Section 4063 of ERISA (or an event is deemed under Section 4062(e) of ERISA to be a withdrawal under Section 4063), a copy of such notice (or "notice" with respect to such deemed withdrawal); (vii) fails to timely make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a statement of a Financial Officer of the Borrower describing such event and the action which the Borrower or applicable member of the ERISA Group has taken, is taking or proposes to take with respect to such event;
(viii) incurs or may incur any contingent secondary liability with respect to a Multiemployer Plan, a statement of a Financial Officer of the Borrower describing such event and the action which the Borrower or applicable member of the ERISA Group has taken, is taking or proposes to take with respect to such event;
(ix) engages in a prohibited transaction (as defined in Section 406 of ERISA and 4975 of the Code) or receives notice of a claim involving a violation of fiduciary duties under ERISA, a statement of a Financial Officer of the Borrower describing such event and the action which the Borrower or applicable member of the ERISA Group has taken, is taking or proposes to take with respect thereto; (x) receives any proposed unfavorable determination letter (or notice proposing to revoke a favorable letter) from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code or a Benefit Arrangement under Section 501(c)(9) of the Code, a copy of such notice and (xi) files an annual report (Form 5500) with the Internal Revenue Service with respect to a Plan or Benefit Arrangement, a copy of such report.

          (j)  Environmental Matters.   Promptly upon obtaining
knowledge thereof, notice of (i) any violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws by or affecting the Borrower or any of its Subsidiaries, (ii) the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Borrower, any of its Subsidiaries or any property thereof, or (after actual knowledge thereof), notice of the threat of any such action, suit, proceeding, investigation or arbitration involving, in each case, Environmental Laws, (iii) any Release or threatened Release of a Hazardous Material affecting any property owned, leased or operated by the Borrower or any of its Subsidiaries, (iv) any property owned, leased or operated by the Borrower or any of its Subsidiaries being subject to a Lien arising under Environmental Laws, (v) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by the Borrower or any of its Subsidiaries that could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability under Environmental Laws, the result of which could have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, (vi) the pending or threatened amendment or revocation of any permit, authorization, registration, approval or similar right, which amendment or revocation presents a reasonable possibility of having a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, (vii) new or proposed changes to Requirements of Environmental Laws or changes to Requirements of Environmental Laws formally proposed by a governmental entity or agency that present a reasonable possibility of having a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or (viii) any other facts or circumstances known to the Borrower or any of its Subsidiaries that the Borrower reasonably believes could result in the liability of the Borrower or any of its Subsidiaries to governmental or private parties arising out of, or in connection with, any Requirements of Environmental Laws; provided, however, that no notice shall be required in the case of clauses (i),
(ii), (iii), (iv), (v) and (viii) as to any matter in which the potential expenditures, loss, liabilities or damages by the Borrower or its Subsidiaries do not exceed $10,000,000.

          (k) Other Information. With reasonable promptness, such other information about the Borrower or its Subsidiaries as any Bank may reasonably request from time to time.

          SECTION 7.02 Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate or partnership, as applicable, existence, rights and franchises; provided, however, that the corporate or partnership, as applicable, existence of any Subsidiary (other than VRMC, Refining, the Partnership, VMP and VNGC) may be terminated if such termination is not disadvantageous to the Banks.

          SECTION 7.03 Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects, with all applicable laws, rules, regulations and orders, including, without limitation, the Requirements of Environmental Laws, and (ii) take all reasonably necessary precautions to prevent any Release or threatened Release of any Hazardous Material from, into, or under its properties that could reasonably be expected to violate in any material respect the Requirements of Environmental Laws.

          SECTION 7.04  Payment of Taxes and Claims, Etc.   The
Borrower shall, and shall cause each of its Subsidiaries to, pay
(i) all taxes, assessments and governmental charges imposed upon it or upon its property (including, without limitation, all employee withholding taxes and similar liabilities) and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower has maintained adequate reserves with respect thereto.

          SECTION 7.05 Keeping of Books. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, containing complete and accurate entries of all financial and business transactions of the Borrower and each of its Subsidiaries.

          SECTION 7.06 Visitation, Inspection, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, permit any representative of any Managing Agent or any Bank to visit and inspect, accompanied by one or more representatives of the Borrower, any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as any Managing Agent or any Bank may reasonably request.

          SECTION 7.07 Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts and with such levels of deductibles, as are customarily carried under similar circumstances by such other corporations.

          SECTION 7.08 Further Assurances. At any time and from time to time, upon the request of any Managing Agent or the Required Banks and at the expense of the Borrower, the Borrower shall, and shall cause its Subsidiaries to, promptly and duly execute and deliver or cause to be executed and delivered any and all further instruments and documents and take such further action as such Managing Agent or the Required Banks, as the case may be, may deem reasonable to effect the purpose of this Agreement and the other Credit Documents.

          SECTION 7.09 Repair and Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its assets and properties in good condition, repair and working order as would a prudent owner and operator of similar properties.

          SECTION 7.10 Covenant to Secure Notes Equally. If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 8.02 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 11.10), the Borrower and its Subsidiaries will make or cause to be made effective provision whereby the Loans, Letters of Credit and all other Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

          SECTION 7.11 Subordination Agreements. Within 30 days from the Effective Date, the Borrower and each Subsidiary of the Borrower shall execute and deliver a Subordination Agreement. The Borrower shall cause any entity that becomes a Subsidiary after the Effective Date to execute and deliver a Subordination Agreement not later than 30 days after such entity becomes a Subsidiary.

          SECTION 7.12 Termination of Certain Existing Debt. Within five (5) Business Days after the Effective Date, the Borrower shall (a) cause all agreements relating to Indebtedness of the Partnership Group (other than the First Mortgage Notes and intercompany Indebtedness permitted by this Agreement) to be terminated, (b) cause the commitments of the lenders party to the Existing VEC Bank Agreement and the Refining Bank Agreement to be terminated and (c) request that the Liens securing the Refining Bank Agreement be released.

                               ARTICLE VIII
                            NEGATIVE COVENANTS

          The Borrower covenants and agrees that on and after the date hereof and until the Total Commitment has terminated, each Letter of Credit has expired, the Loans and all Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

          SECTION 8.01   Indebtedness.  The Borrower will not,
and will not permit any of its Subsidiaries to, incur, assume, guarantee or permit to exist any Indebtedness except:

          (a) Indebtedness of the Borrower pursuant to the Credit Documents;

          (b) (i) Indebtedness of the Borrower and its Subsidiaries (including the Partnership Subsidiaries) outstanding on the date hereof and listed on Schedule 8.01 hereto, (ii) any extensions or renewals of unsecured Indebtedness of the Borrower permitted under clause (i) above, provided that the maximum amount of Indebtedness resulting from any such extension or renewal may not exceed the Indebtedness outstanding immediately prior thereto, (iii) on and prior to the Effective Date, Indebtedness of the Borrower, Refining and VRMC outstanding under the Refining Bank Agreement and the Existing VEC Bank Agreement, and (iv) on and prior to the fifth Business Day after the Effective Date, Indebtedness of the Partnership Group not exceeding $50,000,000;

          (c) (i) unsecured Indebtedness owing by the Borrower to any Subsidiary of the Borrower, so long as such Indebtedness is for borrowed money and is subordinated to Indebtedness under this Agreement pursuant to a subordination agreement in the form of Exhibit 8.01(c) executed by the Borrower and the holder of such Indebtedness (each, a "Subordination Agreement"), and (ii) unsecured Indebtedness owing by any Subsidiary (other than the Partnership Group) of the Borrower to either the Borrower or the immediate parent company of such Subsidiary;

          (d)  subject to the limitations set forth in Section
8.09, Indebtedness owing by any member of the Partnership Group to either the Borrower or any of its Subsidiaries (other than Refining and VRMC);

          (e) (i) purchase money Indebtedness incurred contemporaneously with the acquisition of an asset (excluding inventory or accounts or notes receivable) or within ninety days after the acquisition of such asset to refinance the purchase price thereof, which in either case is secured by Liens attaching only to the asset so acquired, (ii) Indebtedness existing prior to the acquisition of an asset and assumed as part of the purchase price of such asset, which is secured by Liens existing prior to such acquisition and attaching only to the asset so acquired, and (iii) Indebtedness in respect of leases of the type described in clause (ii) of the definition of Indebtedness, which may be secured by Liens that are imputed and not expressly created in connection with any such lease; provided, that such Indebtedness under this clause (e) (A) does not exceed 100% of the Fair Market Value of such asset at the time of the acquisition or leasing thereof, and (B) does not in the aggregate exceed five percent (5%) of the Consolidated Net Worth of the Borrower on the date any such Indebtedness is incurred;

          (f) Indebtedness owing by the Borrower or any Subsidiary of the Borrower to any non Affiliate, not to exceed $1,000,000 in aggregate principal amount at any one time outstanding, which is secured by Liens on assets having a fair market value equal to or less than $5,000,000 (other than any inventory or accounts or notes receivable, any stock or other equity interest in any Subsidiary of the Borrower);

          (g) unsecured Indebtedness of the Borrower not otherwise permitted by this Section 8.01, so long as (i) such Indebtedness is not owing to any Subsidiary of the Borrower and is not Guaranteed by, or secured by any Lien against the assets of, the Borrower or any of its Subsidiaries, and (ii) either (A) the terms of such Indebtedness do not require any principal amortization or sinking fund payments on or prior to the Termination Date and otherwise are no more restrictive than the most restrictive terms set forth in any agreement relating to Indebtedness of the Borrower listed on Schedule 8.01 or (B) such Indebtedness is Short Term Credit and the aggregate principal amount thereof does not exceed $50,000,000; and

          (h) Guarantees by Subsidiaries of the Borrower (other than VRMC or Refining) in respect of Indebtedness arising by operation of law as a result of such Subsidiary being a general partner of any Person;

provided that at each date on which any such Indebtedness permitted under clauses (a) through (h) is incurred and after giving pro forma effect thereto and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing hereunder. Upon any incurrence of Funded Indebtedness permitted under clauses (b)(ii), (e), (f) or
(g) of this Section 8.01, the Borrower shall furnish the Administrative Agent with a certificate of a Financial Officer stating that after giving pro forma effect to such Indebtedness and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing. All Indebtedness between the Borrower and its Subsidiaries shall be evidenced by all documentation customarily used to evidence such Indebtedness and the terms and conditions thereof and to otherwise protect the rights of the holder of such Indebtedness, and, if requested by a Managing Agent, such documentation shall be subject to review and approval by such Managing Agent (such approval not to be unreasonably withheld). The Borrower shall not, and shall not permit any of its Subsidiaries (including the Partnership Group) to, request that any extension of credit be made on or after the Effective Date under the Existing VEC Bank Agreement, the Refining Bank Agreement or the agreements relating to Indebtedness of the Partnership Group required to be terminated pursuant to Section 7.12(a).

          SECTION 8.02   Liens.  The Borrower will not, and will
not permit any of its Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien with respect to any asset now owned or hereafter acquired, except:

          (a) Liens in existence on the date hereof and set forth on Schedule 8.02;

          (b)  Liens permitted by Section 8.01(e) or Section
8.01(f);

          (c) Liens created for the sole purpose of extending, renewing, or replacing (or successively extending, renewing or replacing) any Indebtedness secured by any Lien permitted by clause (b) of this Section 8.02; provided, that the principal amount of such Indebtedness is not increased and is not secured by additional assets and that such extended, renewed or replacement Indebtedness is permitted by Section 8.01;

          (d) Liens (i) against accounts receivable and inventory of VMP and its Subsidiaries so long as such Liens are permitted by the Partnership Indenture and secure the Indebtedness described in Section 8.09(f) and (ii) Liens described in the definition of Permitted Liens set forth in the Partnership Indenture (other than those described in clauses (o) and (q) of such definition);

          (e) Liens for current taxes or assessments and similar charges not delinquent or for taxes or assessments and similar charges being contested in good faith by appropriate proceedings; provided, that such reserves, if any, as are required by generally accepted accounting principles with respect to such taxes, assessments or similar charges are established;

          (f) Liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of an asset or a service;

          (g)  Liens under leases permitted under Section 8.06 or
Section 8.09, and Liens reserved in permitted leases for rent and for compliance with the terms of the leases in the case of permitted leasehold estates;

          (h) Liens arising in connection with Margin Accounts and Liens granted in the ordinary course of business in connection with existing lines of business of the Borrower or its Subsidiaries in favor of an operator on assets subject to joint operations by such operator to secure payments due such operator solely with respect to the operation of such assets;

          (i) Liens on joint venture and partnership interests (other than interests in the Partnership) in favor of such partnerships or joint ventures or the other partners therein on the Borrower's or its Subsidiaries partnership or joint venture interests to secure payments due from, or the performance obligations of, the Borrower or any of its Subsidiaries to such partnership or joint venture or the other partners therein solely with respect to the business of such partnership or joint venture;

          (j) Liens in connection with workmen s compensation, unemployment insurance or other social security or old age pension obligations, including obligations under ERISA;

          (k) (i) rights granted or reserved to, or vested in, any municipality or governmental or other public authority (A) by the terms of any franchise, grant, license, permit or lease or by any statutory provision specifically relating thereto, to terminate such franchise, grant, license, permit or lease or to purchase, condemn, expropriate or recapture, or designate a purchaser of, any property, and the right reserved to or vested in any such authority to require such property to be altered at the expense of the holder of such franchise, grant, license, permit or lease, and (B) to control, regulate or use any property of the Borrower or its Subsidiaries, and (ii) any obligations or duties affecting the property of the Borrower or its Subsidiaries to any municipality or governmental, statutory or public authority with respect to any franchise, grant, license or permit; and

          (l) (i) Liens and encumbrances (other than those securing Indebtedness) existing upon real estate or rights in or relating to real estate acquired by the Borrower or its Subsidiaries, (ii) any rights of a common owner of any interest in property held by the Borrower or its Subsidiaries and such common owner as tenants in common or through other common ownership, (iii) zoning, planning, environmental laws and ordinances and municipal regulations, (iv) interests of Persons other than the Borrower or its Subsidiaries in pipelines, appliances or other equipment located on, over or under private property, minor defects or irregularities in or encumbrances on the titles to properties which in the aggregate do not materially impair the use of such property for the purposes for which it is held, and (v) permits, rights of way, easements, licenses and other rights and privileges granted or conveyed by the Borrower or its Subsidiaries, which in the aggregate do not materially impair the usefulness of the property subject to such rights, easements or servitudes.

          SECTION 8.03 Restriction on Other Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting or having the effect of restricting the ability of any Subsidiary of the Borrower to pay dividends or make any distribution, loans or advances to the Borrower or any Subsidiary of the Borrower owning any capital stock of or other equity interest in such Subsidiary (other than (i) the Partnership Indenture, as such prohibition or restriction exists on the date hereof or (ii) this Agreement).

          SECTION 8.04 Mergers, Etc. The Borrower will not, and will not permit any of Refining, VRMC, the Partnership, VMP or VNGC to, be a party to any merger or consolidation, unless such Person is the entity surviving such merger or consolidation, and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

          SECTION 8.05   Capital Stock.  The Borrower will not
(a) take any action, or permit any of its Subsidiaries to take any action, which will result in (i) the Borrower owning less than 100% of the issued and outstanding capital stock of VRMC,
(ii) VRMC owning less than 100% of the issued and outstanding capital stock of Refining, (iii) the Borrower owning, either directly or indirectly, less than 100% of the issued and outstanding capital stock of or other equity interests in any member of the Partnership Group or (iv) any Person other than VNGC or a wholly owned Subsidiary of VNGC being a general partner of any Partnership Subsidiary; (b) make any additional capital contributions (whether as additional paid in capital, forgiveness of intercompany obligations, in exchange for additional stock or other equity interests or otherwise) to any Subsidiary of the Borrower, except (i) in the case of the Partnership Group, any capital contribution permitted by Section 8.09, or (ii) in the case of any direct Subsidiary of the Borrower (other than the Partnership Group), capital contributions not exceeding $15,000,000 in the aggregate; or (c) permit any of its Subsidiaries to issue preferred or preference stock.

          SECTION 8.06 Leases. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or renew or extend any agreement to rent or lease (but excluding any rental obligation which, under generally accepted accounting principles, is required to be capitalized on the books of the Borrower or any of its Subsidiaries), as lessee, any real or personal property unless, after giving effect thereto, the aggregate amount of all minimum or guaranteed net rental payments under all such agreements then outstanding having remaining terms of more than three years shall not exceed five percent (5%) of the Consolidated Net Worth of the Borrower and its Subsidiaries; provided, however, that there shall be excluded from any computation under this Section 8.06, (a) agreements to rent or lease motor vehicles, rolling stock, computers, office equipment or office space, (b) Partnership Leases, (c) payments made to acquire and maintain easements and rights of way not exceeding $1,000,000 per annum, and (d) renewals or extensions of (i) that certain Lease Agreement, dated July 1, 1981, as amended, between Valero Gas Storage Company, as Lessee, and ML Caverns Inc. (now, by change of name, ILI Caverns Inc.), as Lessor, and (ii) that certain Lease Agreement, dated as of December 17, 1981, between McCullough Avenue Associates, as Lessor, and Valero Realty Company, as Lessee.

          SECTION 8.07 Unconditional Purchase Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or be a party to, any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is made of such materials, supplies or other property or services, except for (a) take or pay arrangements entered into by VNGC or its Subsidiaries prior to September 30, 1987 or by any Partnership Subsidiary prior to the date hereof, relating to the purchase of hydrocarbons, including oil, natural gas and natural gas liquids; (b) other arrangements involving amounts with respect to the transportation or sale of natural gas not to exceed $5,000,000 in the aggregate at any one time outstanding; (c) natural gas storage fees pursuant to contracts in existence on September 30, 1987 to the extent set forth on Schedule 8.07, (d) vessel charters permitted by Section 8.06; and (e) any other contract entered into by the Borrower or its Subsidiaries, provided that the aggregate amount of obligations of the Borrower or its Subsidiaries under all such other contracts shall be considered "Indebtedness" for purposes of this Agreement and such other contracts shall be permitted under this Section 8.07(e) only if the "Indebtedness" in respect of such other contracts is permitted by Section 8.01 and does not otherwise cause a Default or Event of Default hereunder.

          SECTION 8.08 Transfer of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, convey, lease, assign or otherwise dispose of (collectively, a "Transfer" any asset, (including, without limitation, any sale or assignment with or without recourse of any receivables), whether or not such asset constitutes all or any substantial part of its assets, except:

          (a) (i) the sale or exchange of inventory in the ordinary course of business or (ii) the acceptance by the Borrower or any of its Subsidiaries of a promissory note from a customer in the ordinary course of business in exchange for a past due account receivable owing by such customer to such Person, so long as any such Transfer pursuant to this clause (ii) is not made (A) between any member of the Partnership Group, on the one hand, and the Borrower or any of its Subsidiaries (other than the Partnership Group), on the other, or (B) between the Partnership or VNGC, on the one hand, and VMP or any of its Subsidiaries, on the other;

          (b) Transfers of assets made after the date hereof so long as (i) the aggregate Fair Market Value of the assets so Transferred does not exceed (A) $50,000,000 as to any single Transfer or series of related Transfers or (B) $100,000,000 as to all such Transfers occurring after the date hereof, (ii) such Transfer is not made (A) between any member of the Partnership Group, on the one hand, and the Borrower or any of its Subsidiaries (other than the Partnership Group), on the other, or
(B) between the Partnership or VNGC, on the one hand, and VMP or any of its Subsidiaries, on the other, and (iii) the assets so Transferred are not the capital stock of VRMC or an asset of the Partnership Group, VRMC or Refining;

          (c) Transfers by (i) the Borrower or any of its wholly owned Subsidiaries (other than VRMC, Refining or any member of the Partnership Group) to the Borrower or any of its wholly owned Subsidiaries (other than any member of the Partnership Group),
(ii) VMP or any of its Subsidiaries to VMP or any of its Subsidiaries, (iii) Bay Pipeline, Inc. to VMP or any of its Subsidiaries, (iv) any member of the Partnership Group of any asset (other than a general partner interest in a Partnership Subsidiary) to the Borrower or any of its Subsidiaries (other than the Partnership Group), (v) VNGC or any other general partner of a Partnership Subsidiary of its general partner interest in a Partnership Subsidiary to VNGC or a wholly owned Subsidiary of VNGC (so long as such Transfer is permitted by the Partnership Indenture), (vi) any lessor under the leases described in clauses (a) through (d) of the definition of Partnership Lease of such leases and the assets subject thereto to the Borrower or a direct Subsidiary of the Borrower (other than a member of the Partnership Group) or (vii) Valero Interstate Transmission Company ("VITCO" (or its successor in interest) to Valero Transmission, L.P. ("VTLP") of the assets currently leased by VITCO to VTLP pursuant to the lease described in clause (d) of the definition of Partnership Lease;

          (d)  Transfers of assets of VRMC or Refining so long as
(i) the consideration received by VRMC or Refining, as the case may be, in respect of such Transfer is at least equal to the Fair Market Value of the assets so Transferred, (ii) the aggregate Fair Market Value of the assets so Transferred does not exceed $5,000,000 during any calendar year, (iii) such Transfer is not made to a member of the Partnership Group, and (iv) such assets do not constitute the capital stock of Refining;

          (e) Transfers of assets of the Partnership Group so long as (i) the consideration received by such member of the Partnership Group in respect of such Transfer is at least equal to the Fair Market Value of the assets so Transferred, and (ii) such Transfer is made to a Person other than the Borrower or any of its Subsidiaries;

          (f) Transfers of assets between the Borrower and its Subsidiaries (including the Partnership Group), so long as (i) the consideration received by such transferee in respect of such Transfer is at least equal to the Fair Market Value of the assets so Transferred, and (ii) such Transfer is otherwise on terms and conditions substantially as those obtainable by such transferee at the time in a comparable arm's-length transaction with a non-Affiliate;

          (g) Transfers in respect of Partnership Investments permitted by Section 8.09;

          (h) the Transfer by the Borrower or a Subsidiary of the Borrower to (i) the Borrower, (ii) a Person that is not an Affiliate of the Borrower or (iii) a wholly owned Subsidiary of the Borrower, of an asset having a Fair Market Value not exceeding $25,000 as of the date of such Transfer;

          (i) the Transfer of cash or short-term investments in the ordinary course of business, so long as the consideration received by such transferee in respect of such Transfer is at least equal to the Fair Market Value of the cash or short-term investments so Transferred;

          (j) Transfers relating to dividends, distributions, loans and advances by the Borrower and its Subsidiaries, to the extent otherwise permitted by this Agreement; and

          (k) the Transfer by the Borrower or any of its Subsidiaries of the common stock, rights and warrants to purchase common stock, serial preference stock or preferred stock of the Borrower, so long as such Transfer is not made (i) between any member of the Partnership Group, on the one hand, and the Borrower or any of its Subsidiaries (other than the Partnership Group), on the other, or (ii) between the Partnership or VNGC, on the one hand, and VMP or any of its Subsidiaries, on the other.

          SECTION 8.09   Partnership Investments.  The Borrower
will not, and will not permit any of its Subsidiaries to, make any Partnership Investments other than:

          (a) Partnership Investments made (i) on or prior to December 31, 1993 and (ii) after December 31, 1993 and on or before the Effective Date so long as the aggregate amount of Partnership Investments made pursuant to this clause (ii), when added to the Partnership Merger Cost, do not exceed the sum of the (A) the net cash proceeds of the Equity Offering minus (B) $10,000,000;

          (b) Partnership Investments made to fund the Partnership Merger Cost in an amount not exceeding the least of
(i) the amount of such Partnership Merger Cost, (ii) $130,000,000 or (iii) the excess of (A) the net cash proceeds of the Equity
Offering over (B) $10,000,000;

          (c) (i) the Partnership Leases in existence on the date hereof and described in clauses (a), (b), (c) and (d) of the definition of "Partnership Leases" and (ii) other Partnership Leases entered into after the date hereof with respect to which
(A) the Borrower or a direct Subsidiary of the Borrower (other than a member of the Partnership Group) is the lessor and (B) the aggregate costs incurred by such lessors to acquire or construct the equipment or facilities subject to such Partnership Leases does not exceed $50,000,000;

          (d) capital contributions made or Indebtedness for borrowed money funded on or after the Effective Date in an amount equal to the lesser of (i) $37,500,000 or (ii) seventy five percent (75%) of the net cash proceeds received after September 30, 1993 from any issuance of Funded Indebtedness of the Borrower pursuant to a commitment (other than under this Agreement) entered into after September 30, 1993;

          (e) capital contributions made or Indebtedness for borrowed money funded on or after the Effective Date in an amount equal to the lesser of (i) $37,500,000 or (ii) seventy five percent (75%) of the excess (if any) of (A) the sum of (1) the net cash proceeds received from the sale by the Borrower of its capital stock after September 30, 1993 plus (2) the net cash proceeds received from the sale or conversion of rights, options and warrants to purchase capital stock of the Borrower after September 30, 1993, over (B) the Partnership Merger Cost; and

          (f) Indebtedness for borrowed money owing by VMP or its Subsidiaries to the Borrower (i) in an aggregate outstanding principal amount that does not exceed $50,000,000 at any time, and (ii) permitted by Section 4.12(b)(i) of the Partnership Indenture.

          SECTION 8.10 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than (a) transactions on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm s length transaction with a Person other than an Affiliate, (b) transactions between the Borrower or any of its Subsidiaries otherwise permitted by this Agreement and (c) transactions between the Borrower or any of its Subsidiaries and any member of the Partnership Group otherwise permitted by this Agreement.

          SECTION 8.11   Financial Covenants.

          (a) Consolidated Working Capital. The Borrower will not permit the sum of:

          (i) the Consolidated Current Assets of the Borrower plus the the Total Unutilized Commitment, minus

          (ii) the Consolidated Current Liabilities of the
Borrower (excluding any portion attributable to this Agreement),

to at any time be less than the sum of (1) $100,000,000, plus (2) the amount of the Loans and the Letter of Credit Outstandings that would not be permitted to be outstanding one year from the date of determination, excluding amounts permitted to be outstanding on the day immediately prior to the Termination Date.

          (b) Consolidated Net Worth. The Borrower will at no time permit the Consolidated Net Worth of the Borrower to be less than the sum of (i) $800,000,000 plus (ii) fifty percent (50%), if positive, zero percent (0%), if negative, of the cumulative Consolidated Net Income Applicable to Common Stock of the Borrower for the period commencing on October 1, 1993 and ending on the date of determination, plus (iii) seventy five percent (75%) of the excess, if any, of (A) the Fair Market Value of cash and other consideration received from the sale of equity securities of the Borrower after September 30, 1993 (but only to the extent that receipt of such cash or other consideration increases the amount of the Borrower's Consolidated Net Worth), over (B) without duplication, the redemption or purchase price paid by the Borrower after September 30, 1993 for any outstanding securities of the Borrower (but only to the extent such securities constituted a portion of the Borrower's Consolidated Net Worth prior to such redemption or purchase) redeemed or purchased within 6 months prior to or 6 months after the consummation of a sale described in clause (A) above.

          (c) Fixed Charge Coverage. The Borrower will not permit the ratio of:

          (i) the sum (without duplication) of (A) Consolidated Net Income (excluding extraordinary items) of the Borrower for the applicable period, plus (B) interest expense for the Borrower and its Subsidiaries on a consolidated basis for such period, plus (C) deferred federal and state income taxes deducted in determining such Consolidated Net Income for such period, plus
(D) Depreciation and Amortization Expense for such period, plus
(E) other noncash charges deducted in determining such Consolidated Net Income for such period (including, without limitation, the LIFO Adjustment to the extent such period includes the fourth quarter of 1993), minus (F) other noncash credits added in determining such Consolidated Net Income for such period, to

          (ii) the sum (without duplication) of (A) interest incurred for the Borrower and its Subsidiaries on a consolidated basis for such period, plus (B) cash dividends paid by the Borrower on its preferred and preference stock during such period (other than dividends paid on preferred and preference stock held by the Borrower or a Subsidiary of the Borrower) plus (C) cash dividends paid by the Borrower on its common stock during such period (other than dividends reinvested in newly issued or treasury shares of common stock of the Borrower pursuant to any dividend reinvestment plan maintained by the Borrower for holders of its common stock), plus (D) the amount of mandatory redemptions of preferred stock made by the Borrower during such period (excluding redemptions of shares of such preferred stock held by Subsidiaries of the Borrower), to be less than (1) 1.6 to 1.0 for any period of four consecutive non-Turnaround Quarter fiscal quarters (taken as one accounting period) ending on or prior to June 29, 1995, (2) 1.1 to 1.0 for any single non-Turnaround Quarter fiscal quarter ending on or prior to June 29, 1995, (3) 2.0 to 1.0 for any period of four consecutive non-Turnaround Quarter fiscal quarters (taken as one accounting period) ending after June 29, 1995, or (4) 1.5 to 1.0 for any single non-Turnaround Quarter fiscal quarter ending after June 29, 1995.

          (d) Borrower's Earnings Coverage. The Borrower will not permit the ratio of:

          (i) the sum (without duplication) of (A) the Consolidated Net Income of the Borrower for the applicable period, plus (B) any federal and state income taxes deducted in determining such Consolidated Net Income for such period, plus
(C) the Interest and Lease Expense of the Borrower for such period, plus (D) the LIFO Adjustment to the extent such period includes the fourth quarter of 1993, to

          (ii) the Interest and Lease Expense of the Borrower for such period,

to be less than (1) 1.0 to 1.0 for any period of four consecutive non-Turnaround Quarter fiscal quarters (taken as one accounting period) ending on or prior to June 29, 1995, or (2) 1.25 to 1.0 for any period of four consecutive non-Turnaround Quarter fiscal quarters (taken as one accounting period) ending after June 29, 1995.

          (e) VRMC's Earnings Coverage. The Borrower will not permit the ratio of:

          (i) the sum (without duplication) of (A) the Consolidated Net Income of VRMC for the applicable period, plus
(B) any federal and state income taxes deducted in determining such Consolidated Net Income for such period, plus (C) the Interest and Lease Expense of VRMC for such period (other than Interest and Lease Expense paid or payable to the Borrower), plus
(D) the LIFO Adjustment to the extent such period includes the fourth quarter of 1993, to

          (ii) the Interest and Lease Expense of VRMC (other than
Interest and Lease Expense paid or payable to the Borrower) for such period,

to be less than (1) 1.0 to 1.0 for any period of four consecutive non-Turnaround Quarter fiscal quarters (taken as one accounting period) ending on or prior to June 29, 1995, or (2) 1.25 to 1.0 for any period of four consecutive non-Turnaround Quarter fiscal quarters (taken as one accounting period) ending after June 29, 1995.

          (f)  Borrower's Debt to Total Capitalization Ratio. The
Borrower will not permit the ratio of:

          (i) the sum (without duplication) of (A) the Consolidated Total Indebtedness of the Borrower, plus (B) the involuntary liquidation value of outstanding shares of any preferred stock or preference stock issued or sold after December
31, 1993 and required to be shown as redeemable preferred stock on the consolidated balance sheet of the Borrower, to

          (ii) the sum (without duplication) of (A) the amount determined pursuant to clause (i), plus (B) the Consolidated Net Worth of the Borrower, plus (C) the involuntary liquidation value of any outstanding shares of redeemable preferred stock of the Borrower, plus (D) the LIFO Adjustment (net of any income tax effect), to be greater than (1) .575 to 1.0 at any time on or prior to June 29, 1995, or (ii) .55 to 1.0 at any time after June 29,
1995.

          (g)  VRMC's Debt to Total Capitalization Ratio. The
Borrower will not permit the ratio of:

          (i)  the Consolidated Total Indebtedness of VRMC
(excluding any such Indebtedness owing to the Borrower), to

          (ii) the sum (without duplication) of (A) the amount determined pursuant to clause (i), plus (B) the Consolidated Net
Worth of VRMC, plus (C) the LIFO Adjustment (net of any income tax effect),

to be greater than .125 to 1.0 at any time.

          SECTION 8.12 Restricted Payments and Disbursements.

          (a) Restricted Disbursements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Disbursement if, after giving effect thereto, as of the last day of any fiscal quarter of the Borrower (each such day being a "determination date") the aggregate amount of all Restricted Disbursements made by the Borrower and its Subsidiaries subsequent to September 30, 1993, and on or prior to such determination date, exceeds the sum of
(i) $39,783,000, plus (ii) the sum, determined without duplication, of (A) the sum of EBT, plus Depreciation and Amortization Expense for the cumulative period commencing on October 1, 1993 and ending on such determination date (which sum may be positive or negative, and may from time to time increase or decrease, all as a function of the cumulative operating income or loss of the Borrower and its Subsidiaries included in the computation of EBT for such cumulative period), plus (B) the LIFO Adjustment, plus (iii) an amount equal to net cash proceeds received from the sale by the Borrower of its capital stock after September 30, 1993, but on or prior to such determination date, plus (iv) an amount equal to net cash proceeds received from the sale or conversion of rights, options and warrants to purchase capital stock of the Borrower after September 30, 1993, but on or prior to such determination date, plus (v) an amount equal to net cash proceeds received after September 30, 1993, but on or prior to such determination date, from any issuance of Funded Indebtedness of the Borrower pursuant to a commitment (other than under this Agreement) entered into after September 30, 1993, but on or prior to such determination date, minus (vi) all payments of principal of Funded Indebtedness (other than payments that constitute Restricted Disbursements and payments under this Agreement, the Existing VEC Bank Agreement or the Refining Bank Agreement) of the Borrower or its Subsidiaries made after September 30, 1993, but on or prior to such determination date, plus (vii) $50,000,000, plus (viii) the aggregate amount of net cash proceeds received by the Borrower or any of its Subsidiaries subsequent to October 1, 1993 but on or prior to such determination date from Transfers of assets permitted by Section 8.08(b), Section 8.08(d) or Section 8.08(e).

          (b) Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect thereto, as of the last day of any fiscal quarter of the Borrower (each such day being a "determination date") the aggregate amount of all Restricted Payments made by the Borrower and its Subsidiaries subsequent to September 30, 1993, and on or prior to such determination date, exceeds the sum of (i) fifty percent (50%) of the sum, if positive, and zero percent (0%) of the sum, if negative, in each case determined without duplication, of (A) the sum of the Consolidated Net Income of the Borrower (excluding any extraordinary items) for the cumulative period commencing on October 1, 1993 and ending on such determination date (which sum may be positive or negative, and may from time to time increase or decrease, all as a function of the cumulative income or loss of the Borrower and its Subsidiaries included in the computation of Consolidated Net Income of the Borrower for such cumulative period), plus (B) the LIFO Adjustment (net of any income tax effect), plus (ii) twenty-five (25%) of the excess (if any) of
(A) the sum of (1) an amount equal to net cash proceeds received from the sale by the Borrower of its capital stock after September 30, 1993, but on or prior to such determination date, plus (2) an amount equal to net cash proceeds received from the sale or conversion of rights, options and warrants to purchase capital stock of the Borrower after September 30, 1993, but on or prior to such determination date, over (B) the Partnership Merger Cost, plus (iii) $40,000,000.

          (c)  Definitions of Restricted Payments and Restricted
Disbursements.

          (i) As used in this Agreement "Restricted Payment" shall mean any (A) purchase, redemption or exchange of any shares of any class of capital stock of the Borrower or any options, rights or warrants to purchase any such stock or setting aside funds for any such purpose, (B) declaration or payment of any dividends on shares of any class of capital stock of the Borrower (other than dividends payable in capital stock, or rights to acquire capital stock, of the Borrower), and (C) sinking fund or other payment or distribution made to or for the benefit of any holders of the capital stock of the Borrower with respect to such capital stock (other than distributions payable in capital stock, or rights to acquire capital stock, of the Borrower) or setting aside funds for any such purpose.

          (ii) As used in this Agreement "Restricted
Disbursement" shall mean any (A) Restricted Payment, (B) Capital Investment (including the Partnership Merger Cost), and (C) optional, non scheduled redemption, payment or prepayment of, or purchase (except for regularly scheduled redemption and sinking fund payments), any Funded Indebtedness (other than under this Agreement) or setting aside any funds for any such purpose, prior to the date that payment is required under the terms of such Funded Indebtedness.

          (iii) Notwithstanding the foregoing, so long as no Default or Event of Default exists or would result therefrom, none of the following shall constitute either a Restricted Payment or a Restricted Disbursement: (A) an exchange of any shares of the capital stock of the Borrower or Subordinated Debt of the Borrower solely for capital stock or warrants or other rights to acquire capital stock of the Borrower, (B) Permitted Cash Investments, (C) advances to a customer of the Borrower or its Subsidiaries resulting from the acceptance by the Borrower or such Subsidiary in the the ordinary course of business of a promissory note in exchange for a past due account receivable owing by such customer to the Borrower or such Subsidiary, so long as such customer is not an Affiliate of the Borrower or such Subsidiary, (D) prepayments to a Person in the ordinary course of business to obtain trade credit or a discount from a trade creditor, so long as such Person is not an Affiliate of the Borrower or such Subsidiary or (E) any prepayment of the Indebtedness outstanding under the Refining Bank Agreement and the Existing VEC Bank Agreement.

          (d) Exceptions to Restrictions. For purposes of determining whether a Restricted Payment or Restricted Disbursement is permitted by this Section 8.12, (i) to the extent that the Borrower would be permitted to make a dividend payment of the type described in clause (B) of the definition of Restricted Payment at the time that such dividend payment is declared, such dividend payment may be made within 60 days after the date of declaration even if such dividend payment would otherwise be prohibited at the time it is made, and (ii) to the extent that the Borrower would be permitted to make a sinking fund or other payment or distribution of the type described in clause (C) of the definition of Restricted Payment at the time that such payment or distribution is approved by the board of directors of the Borrower, such payment or distribution may be made within 60 days after the date of such approval even if such payment or distribution would otherwise be prohibited at the time it is made. For purposes of calculating Restricted Payments and Restricted Disbursements there shall not be included Restricted Payments with respect to shares of preferred stock or preference stock of the Borrower owned by the Borrower or a Subsidiary of the Borrower.

          SECTION 8.13 Business. The Borrower will not engage in any business (whether directly, or indirectly through participation in a partnership, joint venture or other Investment) that differs in any material respect from the lines of business in which the Borrower is engaged on the date hereof. The Borrower will not permit VRMC or Refining to engage in any business (whether directly, or indirectly through participation in a partnership, joint venture or other Investment) other than the business engaged in by VRMC and Refining on the date hereof. The Borrower will not permit the Partnership Group to engage in any business (whether directly, or indirectly through participation in a partnership, joint venture or other Investment) other than the business engaged in by the Partnership Group on the date hereof.

                                ARTICLE IX
                             EVENTS OF DEFAULT

          SECTION  9.01.   Events of Default.  If any of the
following events (each an "Event of Default") shall occur and be continuing:

          (a) the Borrower shall fail to pay when due any installment of principal in respect of any Loan or Note; or

          (b) the Borrower shall fail to pay any interest on any Loan or Note, or any Unpaid Drawing, Fee, commission, expense, compensation, reimbursement or any other amounts owing hereunder or under any other Credit Document (other than amounts described in subsection (a) of this Section 9.01) when due, or any other Person party to any Credit Document shall fail to pay any amount payable by such Person under any such Credit Document when due, and, in either event, such failure shall continue for two or more Business Days; or

          (c) the Borrower or any Subsidiary thereof shall fail to perform any term, covenant or agreement contained in Section
7.01(f) or Article VIII of this Agreement; or

          (d) the Borrower shall fail to perform any term, covenant or agreement contained in this Agreement (other than those referenced in subsections (a), (b) and (c) of this Section 9.01) and such failure shall not have been remedied within 30 days after written notice thereof to the Borrower by any Managing Agent or any Bank; or

          (e) the Borrower or any other Person (other than an Agent or a Bank) shall fail to perform any term, covenant or agreement contained in any other Credit Document (other than those referenced in subsections (a), (b), (c) and (d) of this
Section 9.01) and such failure shall not have been remedied within 30 days after notice thereof to the Borrower or such Person, as the case may be, by any Managing Agent or any Bank; or

          (f) any representation or warranty made or deemed made by, on behalf of, or concerning the Borrower or any Subsidiary of the Borrower herein or in any other Credit Document or in any certificate, agreement, instrument or statement delivered in connection herewith or therewith, shall prove to have been untrue in any material respect when made, deemed made or delivered; or

          (g) the Borrower or any Material Subsidiary shall (i) default in any payment of any Indebtedness having an outstanding principal amount of $5,000,000 or more (other than the Notes) beyond the period of grace if any, provided in the instruments or agreements under which such Indebtedness was created, (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instruments or agreements evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h) the Borrower or any Material Subsidiary shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower, or any such Subsidiary of the Borrower and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower, or any such Subsidiary, or the Borrower, or any such Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, or any such Subsidiary of the Borrower, or there is commenced against the Borrower, or any such Subsidiary of the Borrower any such proceeding which remains undismissed for a period of 60 days or the Borrower or any such Subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and is not dismissed within 60 days from the entry thereof; or the Borrower, or any such Subsidiary of the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower, or any such Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower, or any such Subsidiary for the purpose of effecting any of the foregoing; or

          (i) any Credit Document, any other agreement or security document executed in connection with or pursuant to any Credit Document, or any document executed in connection therewith shall (other than with the consent of the Administrative Agent and the Banks), at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested or the Borrower shall deny that it has any or further liability or obligation thereunder; or

          (j) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Borrower or any Material Subsidiary and such judgment or judgments remain unstayed or undischarged for a period of 60 days, and the aggregate amount of all such judgments against all such Persons exceeds $10,000,000; or

          (k) except where the following would not have a material adverse effect on the operations, businesses, properties or condition (financial or otherwise) of any of VRMC, Refining, the Partnership Group or the Borrower, any member of the ERISA Group shall (i) engage in any prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor; (ii) seek or permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived with respect to any Plan; (iii) fail to timely pay required contributions or payments due to or with respect to any Plan (whether or not required under Section 412 of the Code) or Benefit Arrangement; (iv) terminate (or file notice of intent to terminate) any Plan which would result in any liability under Title IV of ERISA; (v) fail to timely make any contribution or payment to any Multiemployer Plan; (vi) incur any withdrawal liability under Title IV with respect to a Multiemployer Plan; (vii) amend a Plan or Benefit Arrangement resulting in either (A) an increase in current liability for the plan year such that security to such Plan is required under
Section 401(a)(29) of the Code or (B) an increase in the unfunded liabilities of such Plan or Benefit Arrangement or (viii) maintain or contribute to any Benefit Arrangement which provides health benefits to employees after termination of employment other than as required by Section 601 of ERISA;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 9.01(h) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i), (ii) and (iv) below, shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any commitment fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, and all Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Borrower;
(iii) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise); and (iv) direct the Borrower to pay, and the Borrower agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 9.01(h)) it will pay, to the Administrative Agent at the Administrative Agent's Payment Office, such additional amount of cash, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding to be held as security for the Obligations of the Borrower hereunder and under the Notes and the other Credit Documents.

          SECTION 9.02. Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, acting at the request of the Required Banks, may (subject to the provisions of the other Credit Documents), proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Credit Document or in aid of the exercise of any power granted in this Agreement or in any other Credit Document; or may proceed to enforce the payment of all amounts owing to the Agents and the Banks under the Credit Documents and interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Credit Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Credit Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Credit Documents or now or hereafter existing at law or in equity or by statute or otherwise.

                                 ARTICLE X
                                THE AGENTS

          SECTION 10.01 Appointment. The Banks hereby designate BTCo, as Administrative Agent, BTCo and BMO, as Managing Agents and the Persons identified as Co-Agents, as Co-Agents, to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their respective duties hereunder by or through its agents or employees.

          SECTION 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes or of amounts owing under the Credit Documents) no Agent shall be required to exercise any discretion or take any action, but such Person shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks (or all Banks if such action or inaction requires unanimity), and such instructions shall be binding on all Banks; provided, that no Agent shall be required to take any action which exposes such Person to personal liability or which is contrary to the Credit Documents or applicable law. Neither the Agents nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. IT IS THE INTENT OF THE PARTIES HERETO THAT NO AGENT SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED BY IT AS SUCH HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR IN CONNECTION THEREWITH CAUSED BY THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH AGENT. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any Credit Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any Credit Document, expressed or implied, is intended to, or shall be so construed as to, impose upon any Agent any obligations in respect of this Agreement or any Credit Document except as expressly set forth herein.

          SECTION 10.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Bank, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the maintaining of the Loans hereunder and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of the Borrower, and, except as expressly provided in this Agreement, no Agent shall have a duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower, any Subsidiary of the Borrower or any other Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower, or any Subsidiary of the Borrower or any other Person, or the existence or possible existence of any Default or Event of Default.

          SECTION 10.04 Certain Rights of the Agents. If an Agent shall request instructions from the Required Banks (or where unanimity is required, all Banks) with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks (or where unanimity is required, all Banks); and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting here under or under any other Credit Document in accordance with the instructions of the Required Banks (or where unanimity is required, all Banks).

          SECTION 10.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, facsimile, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made or purported to be signed, sent or made by the proper Person or entity and reasonably believed by such Agent to be genuine, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

          SECTION 10.06 Indemnification. To the extent an Administrative Agent or a Managing Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify such Person and its directors, officers, shareholders, employees, agents and successors, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Person in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person s gross negligence or willful misconduct. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, AGENTS AND SUCCESSORS SHALL BE INDEMNIFIED HEREUNDER AGAINST ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH PERSON. Neither the Administrative Agent nor any Managing Agent shall be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agencies hereby created, or to prosecute or defend any suit in respect of this Agreement or the Credit Documents, unless indemnified to its satisfaction by the holders of the Notes against loss, cost, liability and expense. If any indemnity furnished to any such Person is, in the opinion of such Person insufficient or becomes impaired, such Person may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished.


          SECTION 10.07 Rights of Agents as Banks. With respect to its obligation to make Loans under this Agreement, BTCo, BMO and any other Person serving as an Agent who is also a "Bank" shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms "Banks", "Required Banks", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include BTCo, BMO and such other Persons in their individual capacities. BTCo, BMO, any other Person serving as an Agent and their respective Affiliates may be engaged in, or may hereafter engage in, one or more loan, letters of credit, leasing or other financing activities, not the subject of the Credit Documents (collectively, the "Other Financings") with the Borrower or any of its Subsidiaries or Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with the Borrower or any of its Subsidiaries or Affiliates (all Other Financings and such other business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Banks. Without limiting the rights and remedies of the Banks specifically set forth in the Credit Documents, no other Bank shall, in its capacity as a "Bank" hereunder or otherwise as a result of being a party to this Agreement, have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of the Borrower not contemplated or included in the Credit Documents, (c) any present or future offset exercised by any Agent in respect of any such Other Activities, (d) any present or future property taken as security for any Other Activities, or (e) any property now or hereafter in the possession or control of any Agent which may be or become security for the obligations of the Borrower under the Credit Documents by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities.

          SECTION 10.08 Holders. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making of such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          SECTION 10.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Credit Documents at any time by giving 30 Business Days prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) or (c) below or as otherwise provided below.

          (b)  Upon any such notice of resignation, the Required
Banks shall appoint a successor Administrative Agent hereunder who shall be a commercial bank or trust company with a combined capital and surplus in excess of $100,000,000.

          (c) If a successor Administrative Agent shall not have been so appointed within said 30 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (d) If a successor Administrative Agent has not been appointed pursuant to clause (b) or (c) by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent or has not accepted such appointment, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (e) Upon the acceptance of any appointment as Administrative Agent under this Agreement by a successor Administrative Agent, each successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and shall function as sole Administrative Agent under this Agreement, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Agreement.

          (f) After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          SECTION 10.10 Resignation by any Managing Agent or Co-Agent. (a) Any Managing Agent or Co-Agent may resign at any time as Managing Agent or Co-Agent, as the case may be, under this Agreement by giving written notice thereof to the Banks and the Borrower. Any such resignation by a Co-Agent shall be effective immediately upon delivery of such written notice and no successor shall be appointed. Any such resignation by a Managing Agent shall take effect upon the appointment of a successor Managing Agent pursuant to clauses (b) or (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the remaining Managing Agent, or, if both Managing Agents have resigned or tendered their resignations, the Required Banks, shall have the right to appoint a successor Managing Agent which shall be a commercial bank or trust company with a combined capital and surplus in excess of $100,000,000.

          (c) If a successor Managing Agent shall not have been so appointed by the remaining Managing Agent or, if applicable, the Required Banks, or shall not have accepted such appointment, within 30 days after the retiring Managing Agent's giving of notice of resignation, then such Managing Agent position shall remain vacant unless and until a successor is appointed pursuant to clause (b) above and the duties of such retiring Managing Agent shall be discharged by the remaining Managing Agent, or if both Managing Agents have resigned or tendered their resignations, by the Required Banks.

          (d) Upon the acceptance of any appointment as Managing Agent under this Agreement by a successor Managing Agent, each successor Managing Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Managing Agent and shall function as such under this Agreement, and the retiring Managing Agent shall be discharged from its duties and obligations as such under this Agreement.

          (e) After the retiring Managing Agent's or Co-Agent's, as the case may be, resignation hereunder as such, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Managing Agent or Co-Agent, as the case may be, under this Agreement.

          SECTION 10.11   Co-Agents.  No Co-Agent shall have any
duties, obligations or liabilities in its capacity as Co-Agent.

                                ARTICLE XI
                               MISCELLANEOUS

          SECTION 11.01 Payment of Expenses, Etc. (a) The Borrower agrees, whether or not the transactions hereby contemplated are consummated, to pay all reasonable out of pocket costs and expenses (which costs and expenses shall be itemized by type of expenditure) of the Administrative Agent and the Managing Agents in connection with the preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of Andrews & Kurth L.L.P., counsel to the Administrative Agent and the Managing Agents and any local counsel who may be retained by such counsel), and of the Administrative Agent and the Managing Agents in connection with the administration of the Credit Documents and the other documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Managing Agents) and of the Administrative Agent and the Managing Agents and each Bank in connection with the preservation of rights under, and enforcement of, the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Managing Agents and for any of the Banks). Any statement of counsel to the Administrative Agent and the Managing Agents or any Bank for fees and disbursements referred to in the immediately preceding sentence shall reference the attorney who performed the legal services, a brief summary of the services performed and the hours worked; all disbursements shall be itemized by type of disbursement. In addition, the Borrower shall indemnify each Agent, each Bank and their respective Affiliates, officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding related to the Borrower's entering into and performance of any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE AGENTS, EACH BANK AND THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS SHALL BE INDEMNIFIED AND HELD HARMLESS FOR ALL SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES AND EXPENSES INCURRED BY ANY SUCH PERSON ARISING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH PERSON.

          (b) A statement or statements of the fees and disbursements of counsel to the Administrative Agent and the Managing Agents incurred in connection with the preparation of this Agreement and delivered to the Borrower not less than five Business Days prior to the Effective Date shall be paid on the Effective Date, and statements or certificates as to all other fees, disbursements and other amounts referred to in Section 11.01(a) (including, without limitation, statements of the fees and disbursements of counsel) shall be paid within 30 days of the date such statement or certificate is delivered to the Borrower.

          SECTION 11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 4.07, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          SECTION 11.03 Notices. Except as otherwise specified herein or in the other Credit Documents, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, the Notes or the other Credit Documents, addressed to such party at its address set forth opposite its signature below, or at such other address as any of the parties hereto may hereafter notify the others in writing.

          SECTION 11.04 Benefit of Agreement; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Banks. Any Bank may grant participations in its rights hereunder, subject to the following: (i) such Bank shall remain a "Bank" for all purposes hereunder and the participant shall not constitute a "Bank" hereunder, (ii) no Bank shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement except to the extent such amendment or waiver requires the consent of 100% of the Banks, as provided in Section 11.10, and (iii) each Bank agrees to notify the Borrower of the amount of each participation granted and the identity of the respective participant.

          (b) With the prior written consent of the Borrower (which consent shall not be unreasonably withheld) and subject to the approval of the Managing Agents, each Bank may assign all or any portion of its rights and obligations (including its Commitment) to one or more financial institutions ("Eligible Transferees"), each of which Eligible Transferees shall have all of the rights and benefits of a Bank hereunder to the extent of its assigned rights and benefits; provided, however, that the parties to each such assignment shall execute and deliver to the Borrower and the Managing Agents for their acceptance, an Assignment and Acceptance in substantially the form of Exhibit
11.04 (an "Assignment and Acceptance"); and further provided that such assignment of a Bank's Commitment shall be in a minimum amount equal to two percent (2%) of the Total Commitment as of the effective date of such assignment. The Borrower agrees to all assignments at the option of each Bank to any Affiliate of such Bank. In the event of any assignment, (i) any reference in this Agreement or the other Credit Documents to a Bank or a Bank's Commitment or Notes shall include such new Bank to the extent of its assigned interest, (ii) such new Bank shall become a party to this Agreement as a Bank by execution of an Assignment and Acceptance, which effective date shall be at least two Business Days after the execution date, with the Managing Agents and the assigning Bank, (iii) the Administrative Agent shall have received a processing fee for such assignment equal to $2,500 from such assignor or such assignee, (iv) the Borrower will issue new Notes to such new Bank and to the assigning Bank in conformity with the requirements of Section 1.06 and (v) the assigning Bank shall have no further obligation with respect to that portion of its obligations and Commitments assigned to such new Bank. All amounts remitted to any assigning Bank by any Eligible Assignee must be delivered by such Eligible Assignee to the Administrative Agent for payment to the assigning Bank. Each Bank and the Borrower agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing contained in this Section 11.04(b) shall alter or modify the Borrower's obligation to pay any amount payable to or for the account of the assignor Bank pursuant to Section 4.03 accruing prior to such assignment.

          (c) Notwithstanding anything to the contrary contained in Section 11.04(a) or Section 11.10, if at any time any Bank shall be in receivership or shall seek compensation pursuant to the provisions of Section 4.03, the Borrower shall have the right to replace such Bank with another financial institution; provided, that such new financial institution shall be acceptable to the Managing Agents (unless the Bank to be replaced is a Managing Agent, in which case such new financial institution shall be acceptable to the remaining Managing Agent). Each Bank agrees to its replacement at the option of the Borrower pursuant to this Section 11.04(c), provided, that the successor financial institution shall purchase without recourse such Bank's interest in the Commitment of such Bank and the Obligations of the Borrower to such Bank for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment fees and letter of credit fees accrued for the account of such Bank, and all other amounts (if any) then owing to such Bank hereunder and otherwise in accordance with Section 11.04(b). Nothing contained in this
Section 11.04(c) shall alter or modify the Borrower's obligation to pay any amount payable to or for the account of the replaced Bank pursuant to Section 4.03 accruing prior to the replacement of such Bank. Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent may not be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to the Administrative Agent (including, the furnishing of a standby letter of credit in form and substance, and issued by an issuer, satisfactory to the Administrative Agent or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to the Administrative Agent) have been made with respect to such outstanding Letters of Credit.

          (d) The Administrative Agent will give prompt notice to the Borrower of the execution by it of any Assignment and Acceptance or supplement to this Agreement pursuant to this
Section 11.04.

          (e) Each Agent and each Bank may furnish any information concerning the Borrower or its Subsidiaries in the possession of such Agent or such Person from time to time to Affiliates of the Agent or such Bank (including without limitation, in the case of BTCo, BT Securities Corporation and its employees, to the extent necessary for the purposes contemplated by this Agreement, including, without limitation, the syndication of the credit facilities contemplated hereby) and, in the case of each Bank, to assignees and participants (including prospective assignees and participants) of such Bank. Each Bank will take reasonable steps to protect the confidentiality of any information concerning the Borrower or its Subsidiaries provided to a prospective participant or assignee and known by such Bank to be confidential, and, if requested by the Borrower, such Bank will identify the prospective assignees and participants that have received such information.

          (f) Anything in this Section 11.04 to the contrary notwithstanding, any Bank may at any time, without the consent of the Borrower or the Managing Agents, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          SECTION 11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and any Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents, the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.

          SECTION 11.06 Indemnification. (a) The Borrower agrees to indemnify, defend and hold harmless the Agents and the Banks, and each of their respective Affiliates, directors, officers, shareholders, employees, agents and successors (collectively, the "Indemnified Persons") from and against, any and all losses, costs, liabilities, expenses, judgments, claims or damages arising out of the assertion against any of them as a result of their being a party to this Agreement or any transaction contemplated hereby or the exercise of any rights or remedies under the Credit Documents, including, without limitation, the amounts of any fines, penalties, attorneys fees, response costs and natural resource damages arising out of, or in connection with, or resulting from any (i) actual or proposed use by the Borrower of the proceeds of any extension of credit (including the Loans and Letters of Credit of any Bank hereunder), (ii) breach by the Borrower of this Agreement or any other Credit Document, (iii) violation by the Borrower or any of its Subsidiaries or Affiliates of any law, rule, regulation or order including, but not limited, to Environmental Laws, (iv) transportation, treatment, recycling, storage, disposal, Release or threatened Release of any Hazardous Material by, at, or onto any facility owned or operated by another party, which Hazardous Material has been used or generated by the Borrower or any of its Subsidiaries or which is present at or on any of their properties, (v) Release or threatened Release of any Hazardous Material by the Borrower or any of its Subsidiaries, or the presence on or under, or Release or threatened Release from, any of their properties, into or upon the land, atmosphere, watercourse, body of surface or subsurface water or wetland, arising from the installation, use, generation, manufacture, treatment, handling, production, processing, storage, removal, remediation, cleanup, or disposal of any Hazardous Material, including without limitation, any liability arising under or in connection with CERCLA and similar Environmental Laws, (vi) claim by any third party based upon any exposure of any person or property to any Hazardous Material generated, used, or Released by the Borrower or any of its Subsidiaries, (vii) circumstance in which such Indemnified Person is deemed an owner or operator of any real or personal property of the Borrower or any of its Subsidiaries in circumstances in which such Indemnified Person is not generally operating or generally exercising control over the property of the Borrower or its Subsidiaries, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Materials located in, on or under such property or (viii) investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing, and the Borrower shall reimburse each Indemnified Person upon demand for any losses, costs or expenses (including reasonable legal fees) incurred in connection with any investigation or proceeding; but excluding any such losses, costs, liabilities, claims, damages or expenses incurred by an Indemnified Person by reason of the gross negligence or willful misconduct of such Indemnified Person. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ALL SUCH LOSSES, LIABILITIES, CLAIMS AND DAMAGES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH PERSON.

          (b) Within a reasonable period of time after an Indemnified Person receives actual notice of any claim or the commencement of any action covered by this Section 11.06, the Indemnified Person shall, if a claim in respect thereof is to be made against the Borrower under this Section 11.06, notify the Borrower in writing of such claim or action; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability which the Borrower may have to the Indemnified Person under this Section 11.06 unless, and only to the extent that, such Indemnified Person had actual notice of such claim or action and the obligations of the Borrower under this Section 11.06 have been significantly increased as a direct result of such failure. With respect to any claim or action brought against an Indemnified Person, and for which a claim in respect thereof is to be made against the Borrower under this
Section 11.06, so long as no Default exists, the Borrower shall be entitled to be consulted by such Indemnified Person to the extent the Borrower reasonably requests, in respect of the defense of such claim or action. The Borrower and such Indemnified Person shall cooperate in the defense of any such claim or action and shall take those actions reasonably within their power to take which are reasonably necessary to preserve any legal defenses to such matters. If any such claim or action shall be brought against the Indemnified Person, so long as no Default exists, the Borrower shall be entitled to participate in the defense thereof, and, with the consent of such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. If the Borrower shall assume the defense of such claim or action, the Indemnified Person (i) shall nonetheless have the right to employ counsel to represent it, and the reasonable fees and expenses of such counsel shall be paid by the Borrower and (ii) may at any time revoke its consent with respect thereto and resume its own defense of such claim or action. Notwithstanding any provision hereof to the contrary, no consent order shall be entered into or claim or action settled unless (A) the Indemnified Person has given its prior written consent thereto and (B) the Borrower has been advised of the terms of such consent order or settlement and consulted with respect thereto. The Borrower agrees that it will reimburse each Indemnified Person for all reasonable expenses (including reasonable counsel fees) as they are incurred by such Indemnified Person in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification or contribution is provided hereunder (whether or not such Indemnified Person is a party to such claim or proceeding) or in enforcing this Section 11.06.

          SECTION 11.07   Governing Law; Submission to
Jurisdiction; Waiver of Immunities. (a) This Agreement and the rights and obligations of the parties hereunder and under the Notes shall be construed in accordance with and be governed by the internal laws of the State of New York without giving effect to the conflict of law principles thereof (other than Section 5-1401 of the General Obligations Law of the State of New York). In no event shall Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, apply to this Agreement, the Notes and the Obligations.

          (b) The Banks, the Agents and the Borrower hereby (i) irrevocably submit to the non-exclusive personal jurisdiction of any New York State or Federal court sitting in New York City, New York over any action or proceeding arising out of or relating to this Agreement or any of the other Credit Documents, and the Banks, the Agents and the Borrower hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court, and (ii) irrevocably waive, to the fullest extent permitted by applicable law, any objection they may now or hereafter have to the laying of venue in any proceeding brought in a New York State or Federal Court sitting in New York City and any claim that any such proceeding brought in a New York State or Federal Court sitting in New York City has been brought in an inconvenient forum; provided, however, nothing in this Section 11.07 is intended to waive the right of any Agent, any Bank or the Borrower to remove any such action or proceeding commenced in any such New York State court to an appropriate New York Federal court to the extent the basis for such removal exists under applicable law. The Borrower hereby irrevocably appoints CT Corporation Systems, Inc. (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York City, New York 10019, as its agent to receive on behalf of it and its properties service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing by certified mail a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, with a copy to the Borrower (Attention: General Counsel) at its address specified on the signature pages hereof and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to it at its address specified on the signature pages hereof (Attention: General Counsel). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Nothing in this Section 11.07 shall affect the right of any Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of any Agent or any Bank to bring any action or proceeding against the Borrower or any of its properties in the courts of any other jurisdictions.

          (d) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Credit Documents.

          (e) To the maximum extent permitted by law, each of the Borrower, the Agents and the Banks hereby knowingly, voluntarily and intentionally waives any right it may have to claim or recover in any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Credit Documents or the transactions contemplated hereby or thereby, any punitive or consequential damages or any damages other than, or in addition to, actual damages. Further, each of the Borrower, the Agents and the Banks hereby certifies that neither any representative or agent of any Agent or the Banks nor counsel for any Agent or the Banks has represented, expressly or otherwise, that any Agent or the Banks would not, in the event of litigation, seek to enforce this waiver. Each of the Borrower, the Agents and the Banks acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certification herein.

          SECTION 11.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          SECTION 11.09   Headings Descriptive.  The headings of
the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          SECTION 11.10 Amendment and Waiver. No amendment or waiver of any provision of this Agreement, any Note or any other Credit Document, or consent to any departure by the Borrower herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and the Borrower, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such waiver or consent and no such amendment shall (i) extend the time of payment of or reduce any principal amount due under any Note (or of any Unpaid Drawing), or reduce the rate or amount or extend the time of payment of interest thereof, or reduce the rate or amount or extend the time of payment of any Fees, or reduce the principal amount of any Note (or of any Unpaid Drawing), or change the amount of or extend any Bank's Commitment or Loan Commitment, or increase the Letter of Credit Sublimit or extend the maturity of any Unpaid Drawings or the expiry date of any Letter of Credit beyond the Termination Date, or amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks or dispense with the requirement for the approval or the assent of the Required Banks whenever the same is required, without the written consent of all the Banks or (ii) amend, modify or waive any provision of
Article X without the written consent of the then acting Agents.

          SECTION 11.11 Survival. All indemnities set forth herein including, without limitation, in Section 10.06, Section
11.01 and Section 11.06 shall survive the execution and delivery of this Agreement, the Notes and the other Credit Documents, the making of Loans hereunder and the repayment of the Obligations.

          SECTION 11.12 Interest. (a) It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, the parties hereto stipulate and agree that none of the terms and provisions contained in the Notes, this Agreement or any of the other Credit Documents shall ever be construed to create a contract to pay to any Bank for the use, forbearance or detention of money at a rate in excess of the Highest Lawful Rate applicable to such Bank, if any, and that for purposes hereof, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable laws and are contracted for, taken, reserved, charged, or received under any of this Agreement, the Notes or the other Credit Documents or otherwise in connection with the transactions contemplated by this Agreement. Further, if the transactions contemplated hereby would be usurious as to any Bank under laws applicable to it then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Credit Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to each such Bank that is contracted for, taken, reserved, charged or received by such Bank under the Notes, this Agreement or under any of the other aforesaid Credit Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by the law applicable to such Bank, and any excess shall be credited by such Bank on the principal amount of the Indebtedness of the Borrower owed to such Bank (or, if the principal amount of such Indebtedness shall have been paid in full, to the extent such interest has been received by a Bank it shall be refunded by such Bank to the Borrower). The provisions of this Section 11.12(a) shall control over all other provisions of this Agreement, the Notes, and the other Credit Documents which may be in apparent conflict herewith. The parties further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, taken, reserved, charged or received under any of this Agreement, the Notes, and the other Credit Documents which are made for the purpose of determining whether such rate or amount exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, al locating and spreading during the period of the full stated term of the Indebtedness, and if longer and if permitted by applicable law, until payment in full, all interest at any time so contracted for, taken, reserved, charged or received.

          (b) If at any time the effective rate of interest which would otherwise apply to any Indebtedness evidenced hereby or by any Bank's Note would exceed the Highest Lawful Rate applicable to such Bank (taking into account the interest rate applicable to such Indebtedness pursuant to the other provisions of this Agreement, plus all additional charges and consideration which have been contracted for, taken, reserved, charged or received under this Agreement, such Bank's Note and the other Credit Documents, or any of them, and which additional charges or consideration (the "Additional Charges") constitute interest with respect to such Indebtedness), the effective interest rate to apply to such Indebtedness made by a Bank shall be limited to the Highest Lawful Rate, but any subsequent reductions in the interest rate applicable to such Indebtedness owed to such Bank shall not reduce the effective interest rate to apply to such Indebtedness owed to such Bank below the Highest Lawful Rate applicable to such Bank until the total amount of interest accrued on such Indebtedness equals the amount of interest which would have accrued if the Interest Rate from time to time applicable to such Indebtedness owed to such Bank had at all times been in effect with respect to such Indebtedness pursuant to the other provisions of this Agreement and if the Banks had collected all Additional Charges called for under this Agreement, the Notes, and the other Credit Documents. If at maturity or final payment of such Bank's Note the total amount of interest accrued on such Bank's Notes (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Bank's Note, and taking into account the limitations of the first sentence of this Section 11.12(b)) is less than the total amount of interest which would have accrued if the interest rate or interest rates applicable to the Indebtedness from time to time outstanding under such Bank's Note had at all times been in effect pursuant to the other provisions of this Agreement, then the Borrower agrees, to the fullest extent permitted by the laws applicable to such Bank, to pay to such Bank an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have accrued on such Bank's Note and other Obligations if the Highest Lawful Rate had at all times been in effect (but excluding, for purposes of calculating such amount of interest, any Additional Charges which constitute interest with respect to such Bank's Note) or (B) the amount of interest which would have accrued on such Bank's Note and other Obligations if the interest rate or interest rates applicable to the Indebtedness from time to time outstanding under such Bank's Note and other Obligations had at all times been in effect pursuant to the other provisions of this Agreement (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Bank's
Note) less (ii) the amount of interest actually accrued on such Bank's Note (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Bank's Note).

          (c) The Agents, the Banks and the Borrower agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79 of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to any of the Obligations, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to the Notes; provided, however, that to the extent permitted by such Article, the Administrative Agent may from time to time by notice from the Administrative Agent to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans and other Obligations.

          SECTION 11.13   Withholding Taxes. In the event that
(i) the Borrower fails to pay all employee withholding taxes or similar liabilities (and fails to contest such liabilities and set up reserves) in accordance with Section 7.04, (ii) the Administrative Agent or any Bank shall have notified the Borrower of its intention to pay any such amounts on behalf of the Borrower, and (iii) the Borrower shall not have paid such amount (or contested such amount and set up reserves in accordance with Section 7.04) within 10 Business Days following receipt of the notice referred to in clause (ii) above, then the Administrative Agent or any Bank may, but shall have no obligation to, pay any such employee withholding taxes or similar liabilities. The Borrower hereby agrees to reimburse the Administrative Agent or any Bank which pays any amount in accordance with the preceding sentence for such amount and for all costs and expenses of paying such amounts.

          SECTION 11.14 Independence of Covenants. All covenants contained in the Credit Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          SECTION 11.15   Senior Indebtedness.  The Banks
acknowledge that the Obligations do not constitute "Senior Debt" as such term is defined in Paragraph 7A of the Note Purchase
Agreement dated as of October 15, 1987, among the Borrower and certain purchasers listed on the signature pages thereof.

          SECTION 11.16 Separability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

          SECTION 11.17 FINAL AGREEMENT. THIS WRITTEN CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                ARTICLE XII
                         DEFINITIONS; CONSTRUCTION

          SECTION 12.01 Definitions. As used herein, the terms defined in Annex A hereto shall have the meanings therein specified unless the context otherwise requires. All terms defined in Annex A hereto or in any other provision of this Agreement in the singular shall have the same meanings in the plural and vice versa.

          SECTION 12.02 Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections, Annexes, Exhibits and Schedules shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Annexes, Exhibits and Schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

          SECTION  12.03   Types of Loans.  Loans hereunder are
distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Rate Loan or a Prime Rate Loan.

          SECTION 12.04 Accounting Matters. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks).

          (b)  All computations determining compliance with
Article VIII shall utilize accounting principles in conformity with those utilized by the Borrower and in effect on December 31, 1993; except for changes that (i) are permitted by generally accepted accounting principles and (ii) are concurred in by the Borrower's independent certified public accountants; provided, that, if any computation determining compliance with Article VIII is affected by a change in accounting principles, the Borrower and the Required Banks shall renegotiate any such affected covenant so that it reflects the financial terms of the covenant before such change in accounting principles, if requested by the Managing Agents or the Required Banks because in the judgment of the Managing Agents or the Required Banks, the impact on the covenants contained in Article VIII is adverse to the Banks. If the Borrower and the Required Banks are unable to renegotiate such affected covenant, the Borrower shall make all computations determining compliance with Article VIII in accordance with the accounting principles utilized by the Borrower on December 31, 1993.

          (c) In determining compliance with Article VIII with respect to any periods prior to the effective date of the Partnership Merger, (i) none of the Partnership Subsidiaries shall be considered Subsidiaries of the Borrower during any such period, and (ii) any such calculation of the Borrower's Consolidated Net Income, or Consolidated Net Income Applicable to Common Stock for such period (A) shall exclude the excess of (1) the Borrower's and its Subsidiaries equity in the earnings of the Partnership Subsidiaries for any such period over (2) distributions received by the Borrower and its Subsidiaries during any such period, and (B) shall include the excess of (1) distributions received by the Borrower and its Subsidiaries during any such period over (2) the Borrower's and its Subsidiaries equity in the earnings of the Partnership Subsidiaries for any such period.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first stated herein by their respective officers thereunto duly authorized.

Address:

530 McCullough Avenue                          VALERO ENERGY CORPORATION
San Antonio, Texas 78215
Attention: John D. Gibbons
Telecopy No.: (210) 246 2646
                                               By:
                                               Title:


Lending Office:               BANKERS TRUST COMPANY,
                                Individually, as Administrative
                                Agent and as Managing Agent
Bankers Trust Company
130 Liberty Street
New York, New York 10006
Attention: Joel M. Rosmarin   By:
Telecopy No.: (212) 250 7351  Title:


with copy to:

B.T. Securities Corporation
3000 Two Houston Center
909 Fannin Street
Houston, Texas 77010
Attention: David B. Gorte
Telecopy No.: (713) 759 6736


Lending Office:               BANK OF MONTREAL,
                                Individually and as Managing Agent

700 Louisiana, Suite 4400
Houston, Texas 77002
Attention: Julia B. Buthman   By:
Telecopy No.: (713) 223 4007  Title:

Lending Office:               BANK ONE, TEXAS, N.A.,
                                Individually and as Co-Agent
105 South St. Mary's,
2nd Floor
San Antonio, Texas 78205
Attention: Robert S. Glenn    By:
Telecopy No.: (210) 271 6588  Title:

Lending Office:               BANQUE NATIONALE de PARIS,
                                HOUSTON AGENCY, Individually
                                and as Co-Agent
333 Clay, Suite 3400
Houston, Texas 77002
Attention: Donna Rose
Telecopy No.: (713) 659 1414  By:
                              Title:

Lending Office:               CIBC INC., Individually and as
                                Co-Agent
Two Paces West
2727 Paces Ferry Road,
Suite 1200
Atlanta, Georgia 30339
Attention: Anita Williams     By:
Telecopy No.: (404) 319 4950  Title:

with a copy to:

909 Fannin, Suite 1200
Houston, Texas 77010
Attention: Robert Baldwin
Telecopy No.: (713) 658 9922

Lending Office:               THE FIRST NATIONAL BANK OF
                                BOSTON, Individually and as Co-Agent
Energy and Utilities Division
100 Federal Street, 01 08 02
Boston, Massachusetts 02110
Attention: Cindy Stableford   By:
Telecopy No.:  (617) 434 3652 Title:

Lending Office:               THE FUJI BANK, LIMITED
                                HOUSTON AGENCY, Individually
                                and as Co-Agent
909 Fannin, Suite 2800
Houston, Texas  77010
Attention:  Jacques Azaqury   By:
Telecopy No.: (713) 759 0048  Title:


Lending Office:               TORONTO DOMINION (TEXAS),
                                INC., Individually and as Co-Agent

909 Fannin, Suite 1700
Houston, Texas  77010         By:
Attention:  Fred Hawley       Title:
Telecopy No.: (713) 951 9921

Lending Office:               THE BANK OF TOKYO, LTD.

909 Fannin, Suite 1104
Houston, Texas  77010         By:
Attention: Michael G. Meiss   Title:
Telecopy No.: (713) 658 8341

Lending Office:               BERLINER HANDELS  UND
                                FRANKFURTER BANK
55 East 59th Street
New York, New York  10022
Attention:  Paul Travers      By:
Telecopy No.: (212) 546 5911  Title:

                              By:
                              Title:

Lending Office:               CHRISTIANIA BANK

11 West 42nd Street,
7th Floor
New York, New York  10036     By:
Attention:  Peter Dodge       Title:
Telecopy No.: (212) 827 4888

Lending Office:               CREDIT LYONNAIS NEW YORK
                                BRANCH

1000 Louisiana, Suite 5360
Houston, Texas  77002
Attention:  Christine Smith
              Byerly          By:
Telecopy No.: (713) 751 0307  Title:

with a copy to:               CREDIT LYONNAIS CAYMAN
                                ISLAND BRANCH

Credit Lyonnais,
Legal Department
1301 Avenue of the Americas
New York, New York  10019
Attention:  Ron Finn          By:
Telecopy No.: (212) 458 3187  Title:
Lending Office:               THE DAIWA BANK, LTD.

The Daiwa Bank, Ltd.,
     Chicago Branch
U. S. Commercial Banking Div. By:
Sears Tower                   Title:
233 South Wacker Drive
Suite 5400
Chicago, Illinois  60606
Attention:  Richard Bailey    By:
Telecopy No.:  (312) 876 1995 Title:

with a copy to:

1601 Elm Street, Suite 4250
Dallas, Texas 75201
Attention:  Paul Patrick
Telecopy No.: (214) 979 0571


Lending Office:               THE FROST NATIONAL BANK

100 West Houston Street
San Antonio, Texas  78205     By:
Attention:  Phil Dudley       Title:
Telecopy No.: (210) 220 4626


Lending Office:               SOCIETE GENERALE, SOUTHWEST
                                AGENCY

4800 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas  75201          By:
Attention:  Ms. Gina Lee      Title:
Telecopy No.: (214) 979 1104

                                            EXECUTION COPY

                                  ANNEX A

                                DEFINITIONS

          "Additional Charges" shall have the meaning provided in
Section 11.12.

          "Administrative Agent" shall mean BTCo, acting in its capacity as administrative agent for the Banks and as issuing bank with respect to Letters of Credit issued hereunder, and its successors appointed pursuant to Article X.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person, and any other Person in which such Person s direct or indirect equity interest is 5% or more of the total outstanding equity interests of such Person.

          "Agents" shall mean collectively, the Administrative
Agent, the Managing Agents and the Co Agents.

          "Agreement" shall mean this Credit Agreement, as amended, supplemented or modified from time to time.

          "Assignment and Acceptance" shall have the meaning provided in Section 11.04.

          "Bank" shall mean the banks listed on Schedule 1.01-A hereto, and shall include all Persons who become Banks pursuant to Section 11.04.

          "Bankruptcy Code" shall have the meaning provided in
Section 9.01.

          "Benefit Arrangement" shall mean at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA
Group.

          "BMO" shall mean Bank of Montreal.

          "Borrower" has the meaning specified in the introduction to this Agreement.

          "Borrowing" shall mean a borrowing comprised of Loans of one Type made by all of the Banks concurrently to the Borrower.

          "BTCo" shall mean Bankers Trust Company, a New York banking corporation.

          "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York City and, if the applicable Business Day relates to Eurodollar Rate Loans, on which trading is carried on by and between banks in Dollar deposits in the applicable interbank eurodollar market.

          "Capital Investments" shall mean, without duplication, the sum of all capital expenditures (determined in accordance with generally accepted accounting principles), Investments and Deferred Turnaround Costs of the Borrower and its Subsidiaries.

          "CERCLA" shall have the meaning provided in the definition of "Environmental Laws."

          "Co-Agents" shall mean, collectively, Bank One, Texas, N.A., Banque Nationale de Paris, CIBC Inc., The First National Bank of Boston, The Fuji Bank, Limited Houston Agency, and Toronto Dominion (Texas), Inc., acting in their capacities as co agents for the Banks hereunder until their resignation becomes effective pursuant to Article X.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commitment" shall mean for any Bank the amount set forth opposite such Bank's name in Schedule 1.01-A under the heading "Commitment", as the same may be reduced from time to time pursuant to Section 3.01, Article IX or both.

          "Consolidated Current Assets" of any Person shall mean the current assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Current Liabilities" of any Person shall mean the current liabilities of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Income" of any Person shall mean, for any period, the net income of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Income Applicable to Common Stock" of any Person shall mean, for any period, the net income to common shareholders of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Worth" of any Person shall mean the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Total Indebtedness" of any Person shall mean the sum (without duplication) of (i) the aggregate principal amount of all Indebtedness of such Person and its Subsidiaries outstanding from time to time and (ii) to the extent not included in the Indebtedness described in clause (i), such Person s or its Subsidiaries proportionate share of all Indebtedness of any joint venture, partnership or other Person in which such Person or any of its Subsidiaries has a direct or indirect ownership or equity interest regardless of whether the interest of such Person or its Subsidiaries is accounted for on the equity method, but only to the extent such Person or its Subsidiaries has Guaranteed or is otherwise obligated to pay such Indebtedness.

          "Credit Documents" shall mean this Agreement, each Note, each Notice of Borrowing, the Subordination Agreement(s), each Letter of Credit and each request or application therefor made pursuant to Section 1.04, and any other agreements referred to in Section 5.01 hereof.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Default" shall mean any Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

          "Deferred Turnaround Costs" shall mean the aggregate of all expenditures incurred for scheduled or periodic maintenance during a shutdown of Refinery operating units, including, but not limited to, catalyst costs, labor, materials, supplies and other related costs that are deferred and amortized over future periods on the Borrower s books and records on a consolidated basis.

          "Depreciation and Amortization Expense" shall mean depreciation expense and amortization, as shown on the consolidated statement of cash flow of the Borrower and its Subsidiaries for the applicable period.

          "Dollar" and the sign " " shall mean lawful money of the United States of America.

          "Drawing" shall have the meaning provided in Section
3.04.

          "EBT" for any period shall mean (i) interest income, operating income or loss and other income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, plus the sum of all cash distributions (including distributions in excess of equity in earnings) received during such period by the Borrower and its Subsidiaries from partnerships in which the Borrower or its Subsidiaries has an interest and which are not consolidated with the Borrower for financial reporting purposes during such period, minus (ii) the amount of all interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Effective Date" shall mean the date on which the conditions precedent specified in Section 5.01 are first satisfied.

          "Eligible Transferees" shall have the meaning provided in Section 11.04.

          "Environmental Laws" shall mean any and all federal, state or local laws, statutes, ordinances, rules or regulations, orders, and any judicial, arbitral or administrative interpretations thereof, including, without limitation, any judgment, permit, approval, decision or determination pertaining to health, safety or the environment in effect now or hereafter, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act, as amended, the Resource Conservation and Recovery Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and comparable state and local laws, and other environmental conservation and protection laws.

          "Equity Offering" shall mean the issuance and sale in an underwritten public offering of up to 3,450,000 shares of the Borrower s $3.125 Convertible Preferred Stock.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA Group" shall mean the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code or as members of the same "controlled group" under Section 4001 of ERISA.

          "Eurodollar Borrowing" means a Borrowing comprised of Eurodollar Rate Loans having the same Interest Period.

          "Eurodollar Rate" shall mean, with respect to each Interest Period for a Borrowing comprised of Eurodollar Rate Loans, the average (rounded upward to the next whole multiple of 1/16 of 1%) of the offered quotation by each of the Reference Banks to first class banks in the applicable interbank eurodollar market selected by such Reference Bank for dollar deposits of amounts comparable to the outstanding principal amount of the Eurodollar Rate Loan of such Reference Bank for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Rate Loan, determined as of 10:00 a.m. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period; provided, that if any Reference Bank fails to provide the Administrative Agent with its quotation, the Eurodollar Rate shall be based on the quotation or quotations provided to the Administrative Agent by the other Reference Bank or Reference Banks.

          "Eurodollar Rate Loan" shall mean any Loan made as a Eurodollar Rate Loan pursuant to a Notice of Borrowing or otherwise pursuant to the terms of this Agreement.

          "Eurodollar Rate Margin" shall have the meaning provided in Section 2.02.

          "Event of Default" shall have the meaning provided in
Article IX.

          "Existing Letter of Credit" shall have the meaning provided in Section 1.07.

          "Existing VEC Bank Agreement" shall mean that certain
Credit Agreement dated as of December 4, 1992 among the Borrower,
BTCo, as agent, BMO, as co agent, and the banks named therein, as in effect immediately prior to the Effective Date.

          "Fair Market Value" shall mean (i) with respect to any asset (other than cash) the price at which a willing buyer would buy and a willing seller would sell such asset in an arms length transaction and (ii) with respect to cash, the amount of such cash.

          "Fees" shall mean all amounts payable pursuant to
Section 2.01.

          "Financial Officer" of a Person shall mean the chief financial officer, vice president finance, treasurer or assistant treasurer of such Person.

          "First Mortgage Notes" shall mean the promissory notes of VMP issued and outstanding pursuant to the Partnership
Indenture.

          "Form 1001 Certification" shall have the meaning provided in Section 4.06.

          "Form 4224 Certification" shall have the meaning provided in Section 4.06.

          "Funded Indebtedness" shall mean the Indebtedness evidenced by the Loans and all other Indebtedness of the Borrower or any of its Subsidiaries which matures more than one year from the date incurred.

          "Guarantee" or "Guaranteed" shall mean, as to any Person, all guaranties, agreements, undertakings and arrangements by which such Person directly or indirectly guarantees, endorses or otherwise becomes or is contingently liable upon the debt, obligation, undertaking, guaranty or other liability of any other Person or guarantees the payment of dividends or other distributions upon the shares of or interests in any other Person, regardless of whether such agreements, undertakings and arrangements arise by operation of law, by contract or otherwise, or are made directly with a creditor or holder of interests in a Person, if the agreement, undertaking or arrangement assures a creditor or other Person against loss. The amount of the Borrower s obligation under any liability for which the Borrower is not primarily obligated shall (subject to any limitation set forth therein) be deemed to be the amount of such other Person s debt, obligation or other liability.

          "Hazardous Materials" shall mean any pollutant, contaminant, solid waste, asbestos, petroleum product, crude oil or a fraction thereof, any toxic or hazardous substance, material or waste, any flammable, explosive or radioactive material, any chemical which causes cancer or reproductive effects, or any other material or substance not mentioned above which is regulated under any Environmental Law.

          "Highest Lawful Rate" shall mean, with respect to any indebtedness owed to any Agent or any Bank hereunder or under any other Credit Document, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Person with respect to such indebtedness under law applicable to such Person.

          "Indebtedness" shall mean, as to any Person, each of the following, without duplication (i) all items of indebtedness or liability, which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of a balance sheet at the date as of which indebtedness is to be determined, but excluding Net Worth, preferred stock (including, in the case of the Borrower, the Borrower s $8.50 Series A Redeemable Preferred Stock, $1 par value, and the Borrower s $3.125 Convertible Preferred Stock), deferred credits, deferred taxes, accounts payable (not more than 120 days past due), accrued expenses and taxes payable, (ii) obligations and guaranties thereof, under leases which, in accordance with generally accepted accounting principles, would at such time (and assuming that the Person was not a regulated enterprise) be required to be capitalized on a balance sheet of such Person, (iii) that portion of indebtedness, obligations or liabilities which equals the fair market value of assets secured by any Lien or encumbrance upon such properties or assets owned by such Person, even if such Person is not liable for the payment thereof or the rights or remedies of the holder of such indebtedness or liabilities of the obligee, as the case may be, in the event of a default are limited to repossession or sale of such property, including, without limitation, the undischarged balance of any production payments, (iv) any obligations constituting Indebtedness pursuant to the provisions of Section 8.07(e), and (v) all indebtedness of others of the type described in clauses (i), (ii), (iii) or (iv) that is Guaranteed by such Person.

          "Interest and Lease Expense" of any Person shall mean, for any period, the sum (without duplication) of (a) all interest incurred by such Person and its Subsidiaries for such period, plus (b) all lease and rental expense of such Person and its Subsidiaries for such period in respect of leases that are not required to be capitalized on the books of such Person in accordance with generally accepted accounting principles, in each case determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Interest Period" shall have the meaning set forth in
Section 2.03.

          "Investments" shall mean, as to the Borrower and its Subsidiaries, without duplication, the sum of:

          (i) all outstanding loans and advances made by such Person to Persons other than wholly owned Subsidiaries of the Borrower;

          (ii) all acquisitions by such Person of or investments by such Person in the debt or equity of, and any capital contribution (including capital contributions by Transfers of assets or services) by such Person to, any Person other than a wholly owned Subsidiary of the Borrower;

          (iii) all Transfers to such Person of assets or services from any other Person (other than Transfers of cash, services, inventory, and accounts receivable in the ordinary course of business on an arm s length basis and Transfers from any Person that is a wholly owned Subsidiary of the Borrower);

          (iv) any merger or consolidation by such Person with any other Person other than, to the extent not prohibited by
Section 8.04, a merger or consolidation by such Person with a wholly owned Subsidiary of the Borrower, and the amount of an Investment in respect of a merger or consolidation shall be the Fair Market Value of cash and other consideration (including, without limitation, the Fair Market Value of any securities) delivered by the Borrower or its Subsidiaries to or exchanged with any other Person that is a party to such merger or consolidation or the shareholders or other equity interest holders of such Person;

          (v) the Fair Market Value of leasehold interests, grants of rights of way, easements, licenses, permits or other similar rights created or transferred by such Person to any Affiliate (other than a wholly owned Subsidiary of the Borrower), less the sum of the present value of the cash consideration, received or to be received, and the Fair Market Value of all other consideration received, by such Person for such transfer; and

          (vi) where the Borrower or any of its Subsidiaries is the lessee under a leasehold interest, grant of right of way, license, permit or similar right from an Affiliate (other than a wholly owned Subsidiary of the Borrower), the consideration paid or to be paid by such Person, less the Fair Market Value of the interest created or transferred to such Person.

With respect to (i) any Transfer of assets or services to an Affiliate or (ii) any Transfer of assets or services to non Affiliates in exchange for equity or debt or as a capital contribution to, such Person, the amount of the Investment shall be the Fair Market Value of the assets or services Transferred, less any cash and the Fair Market Value of other consideration consisting of tangible assets actually received by the Borrower or a Subsidiary of the Borrower in consideration for such Transfer. Any Investment in the Partnership Subsidiaries made at a time when the Partnership Subsidiaries are not wholly owned Subsidiaries of the Borrower (including the Partnership Merger
Cost) shall continue to constitute an Investment after the Partnership Subsidiaries become wholly owned Subsidiaries of the Borrower.

          "Lending Office" shall mean for each Bank the office specified opposite such Bank s name on the signature pages hereof with respect to each Type of Loan, or such other office as such Bank may designate in writing from time to time to the Borrower and the Administrative Agent with respect to such Type of Loan.

          "Letter of Credit Outstandings" shall mean, at any time, the sum (without duplication) of the aggregate Stated Amount of all outstanding Letters of Credit and the aggregate amount of all Unpaid Drawings in respect of Letters of Credit.

          "Letter of Credit Sublimit" shall mean, as of any date, an amount equal to the lesser of (a) the Total Commitment as of such date or (b) the sum of (i) the amount specified for such date in Section 1.02(a) minus (ii) twenty percent (20%) of any reduction of the Total Commitment made pursuant to Section 3.01(a) on or prior to such date.

          "Letters of Credit" shall have the meaning provided in
Section 1.02.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same effect as any of the foregoing).

          "LIFO Adjustment" shall mean an amount equal to $27,600,000, which is the noncash charge to the income of the Borrower and its consolidated Subsidiaries for the fourth calendar quarter of 1993 resulting from the write down of the value of refining inventories determined on the "last-in, first-out" method of inventory valuation, as said charge is reflected in the income statement for the Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 1993.

          "Loans" shall have the meaning provided in Section
1.01.

          "Loan Commitment" shall mean for any Bank an amount equal to eighty percent (80%) of such Bank s Commitment in effect as of the date of determination.

          "Managing Agents" shall mean collectively, BTCo and BMO acting in their capacity as managing agents for the Banks hereunder and their successors appointed pursuant to Article X.

          "Margin Accounts" shall mean accounts or contractual arrangements from time to time maintained by the Partnership Group, the Borrower or any Subsidiary of the Borrower with Persons qualified to do business on a national commodities exchange and required as security for the payment of contractual obligations with such Persons in connection with swaps, options, futures or forward contracts, or other transactions related to hedging or trading activity in natural gas, natural gas liquids, petroleum or refined products and other energy related commodities for the purpose of reducing its exposure to price fluctuations of its inventory or its commitment to buy and sell such commodities.

          "Material Subsidiary" shall mean VRMC, Refining, the Partnership, VMP and each other Subsidiary of the Borrower that would be a "significant subsidiary" as such term is defined in Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended to the date hereof; provided, however, for purposes of determining whether any such Subsidiary is a "Material Subsidiary", the reference to "10 percent" in clauses
(1), (2) and (3) of the definition of "significant subsidiary" contained in said Regulation S-X shall be a reference to five percent.

          "Moody's" shall mean Moody's Investors Service.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made or had an obligation to make contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Net Worth" of a Person shall mean the sum of its capital stock, additional paid in capital, retained earnings, and any other account which, in accordance with generally accepted accounting principles, constitutes stockholders equity, less treasury stock; provided, that in the case of the Borrower, "Net Worth" shall not include the liquidation value of any preferred stock classified as redeemable preferred stock in accordance with generally accepted accounting principles.

          "New York Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New
York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Note" or "Notes" shall have the meaning provided in
Section 1.06.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Obligations" shall mean all amounts owing to any Agent or any Bank pursuant to the terms of this Agreement and the other
Credit Documents.

          "Other Activities" shall have the meaning provided in
Section 10.07.

          "Other Financings" shall have the meaning provided in
Section 10.07.

          "Other Taxes" shall have the meaning provided in
Section 4.06.

          "Partnership" shall mean Valero Natural Gas Partners,
L.P., a Delaware limited partnership and the entity surviving the Partnership Merger.

          "Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of Valero Natural
Gas Partners, L.P., as amended from time to time.

          "Partnership Group" shall mean, collectively, (a) the Partnership Subsidiaries and (b) each Subsidiary of the Borrower that is a general partner of a Partnership Subsidiary and the respective Subsidiaries of such general partners.

          "Partnership Indenture" shall mean that certain Indenture of Mortgage and Deed of Trust and Security Agreement dated as of March 25, 1987, between VMP and State Street Bank & Trust Company (as successor to The Bank of New England, N.A.), and Brian J. Curtis, as Trustee, as amended, supplemented, restated, modified and in effect from time to time.

          "Partnership Investment" shall mean (a) any Indebtedness owing by any member of the Partnership Group to the Borrower or any of its Subsidiaries (other than the Partnership Group), (b) any Partnership Lease, and (c) any Investment in any member of the Partnership Group made by the Borrower or any of its Subsidiaries (other than the Partnership Group). For purposes of determining or calculating "Investments" pursuant to clause (c) of this definition, the members of the Partnership Group shall be deemed to be less than wholly owned Subsidiaries of the Borrower.

          "Partnership Leases" shall mean (a) that certain Lease Agreement dated as of December 1, 1992, as amended and in effect on the date hereof, between Valero NGL Investment Company, as lessor, and Valero Texas Pipeline, L.P., as lessee, relating to an approximately 200MMcf/d natural gas processing plant near Thompsonville, Texas and related pipeline and fractionator facilities, which Valero Texas Pipeline, L.P. has in turn subleased to Valero Marketing, L.P. and Valero Hydrocarbons, L.P., as sublessees, (b) that certain Lease Agreement dated as of November 5, 1990, as amended and in effect on the date hereof, between Valero Eastex Pipeline Company, as lessor, and Valero Texas Pipeline, L.P., as lessee, relating to the approximately 105 mile extension of the Partnership s North Texas pipeline system to Carthage, Texas, which Valero Texas Pipeline, L.P. has in turn subleased to Valero Transmission, L.P., as sublessee, (c) that certain Lease Agreement dated as of December 1, 1991, as amended and in effect on the date hereof, between Valero NGL Investment Company, as lessor, and Valero Texas Pipeline, L.P., as lessee, relating to the expansion of the Partnership s fractionation and related pipeline facilities in the Corpus Christi, Texas area, which Valero Texas Pipeline, L.P. has in turn subleased to Valero Marketing, L.P., as sublessee, (d) that certain Lease Agreement dated as of January 1, 1994, as amended and in effect on the date hereof, between Valero Interstate Transmission Company, as lessor, and Valero Transmission, L.P., as lessee, relating to approximately 252.5 miles of gathering and transmission pipeline, and related easements and facilities, including two field compressors and one transmission line compressor, all located in Kleberg, Starr, Jim Wells, Brooks and Hidalgo Counties, Texas, and (e) any supplement to the foregoing or any other lease agreement which provides for additional equipment or other facilities to be leased to VMP or any of its Subsidiaries and is not required to be capitalized on the books of such lessee under generally accepted accounting principles.

          "Partnership Merger" shall mean the merger of Valero Merger Partnership, L.P. with and into the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act and the Agreement of Merger dated December 20, 1993 by and between the Partnership, Valero Merger Partnership, L.P., VNGC and the Borrower.

          "Partnership Merger Cost" shall mean the aggregate Fair Market Value paid or payable to the "Public Unitholders" pursuant to the Agreement of Merger referred to in the definition of Partnership Merger and all filing fees, legal fees and expenses, accounting fees and expenses, printing costs, fees and expenses of investment advisors and information agents, and other miscellaneous transaction costs paid or payable in connection with the Partnership Merger.

          "Partnership Subsidiaries" shall mean the Partnership and its Subsidiaries.

          "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New
York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Percentage Participation" shall mean, for each Bank, that percentage obtained by dividing the amount of such Bank s
Commitment by the Total Commitment.

          "Permitted Cash Investments" shall mean investments in
(i) marketable direct obligations issued by, or the payment of the principal of and interest on which is unconditionally guaranteed by, the United States of America or an agency or instrumentality thereof, (ii) certificates of deposit issued by or money market deposits with the Administrative Agent or with any Bank or with any other bank or trust company organized under the laws of the United States of America or any state thereof or Canada and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements), (iii) certificates of deposit issued by or money market deposits with any other bank organized under the laws of a nation located in Western Europe or of Japan or Canada extending credit to the Borrower and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent statements) (collectively the "Permitted Foreign Banks") (iv) commercial paper rated at least P-2 or A-2 by Moody's or S&P, respectively, (v) repurchase agreements with respect to the investments referred to in clauses
(i), (ii) and (iii) above with the Administrative Agent or with any Bank or with any other bank or trust company organized under the laws of the United States of America or any state thereof or Canada and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements), or with a major national brokerage firm,
(vi) eurodollar time accounts or eurodollar certificates of deposit each with any branch of any Bank or any Permitted Foreign Bank located in Nassau or the Cayman Islands or Canada, or bankers acceptances of any branch of any Bank or Permitted Foreign Bank located in Nassau or the Cayman Islands or with any other bank or trust company organized under the laws of the United States of America or any state thereof or Canada and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements), or (vii) shares of mutual funds (including mutual funds managed by any Bank) that invest solely in investments of the types referred to in clauses (i) through (vi) above.

          "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity or enterprise, or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Prime Rate Loans" shall mean any Loan made as a "Prime
Rate Loan" pursuant to a Notice of Borrowing or otherwise pursuant to the terms of this Agreement.

          "Prime Rate Margin" has the meaning provided in Section
2.02.

          "Process Agent" shall have the meaning provided in
Section 11.07.

          "Reference Banks" shall mean BTCo, BMO and The Fuji
Bank, Limited, Houston Agency.

          "Refinery" shall mean the petroleum refinery and related facilities owned by Refining and located in Nueces
County, Texas.

          "Refining" shall mean Valero Refining Company, a
Delaware corporation.

          "Refining Bank Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of December 4, 1992, among Refining, VRMC, the Borrower, BTCo, as agent, BMO, as co agent, and the banks named therein, as in effect immediately prior to the Effective Date.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including, the abandonment or discarding of barrels, containers, and other closed receptacles).

          "Required Banks" shall mean at any time Banks holding at least 66 2/3% of the then aggregate unpaid principal amount of the Notes, or, if no such principal amount is then outstanding, Banks having Commitments in an aggregate amount equal to at least 66 2/3% of the Total Commitment.

          "Requirements of Environmental Laws" shall mean the requirements of any applicable Environmental Law relating to or affecting the Borrower or the condition or operation of the Borrower s business or its properties, both real and personal.

          "Restricted Disbursements" shall have the meaning provided in Section 8.12.

          "Restricted Payments" shall have the meaning provided in Section 8.12.

          "S&P" shall mean Standard & Poor's Corporation.

          "Short Term Credit" shall mean Indebtedness of the Borrower for borrowed money (other than the Loans) that matures one year or less from the date incurred.

          "Standby Letters of Credit" shall have the meaning provided in Section 1.02.

          "Stated Amount" of each Letter of Credit, at any time, shall mean the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

          "Subordinated Debt" shall mean any Indebtedness, obligation or liability of the Borrower that is subordinate in right of payment to the Obligations upon terms reasonably satisfactory to the Required Banks.

          "Subordination Agreement" shall have the meaning provided in Section 8.01.

          "Subsidiary" shall mean and include, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more other Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through one or more other Subsidiaries, has a greater than 50% equity interest at the time.

          "Taxes" shall have the meaning provided in Section
4.06.

          "Termination Date" shall mean March 29, 1996.

          "Total Commitment" shall mean, as of any date, the amount specified for such date in Section 3.01(b) minus any reduction of the Total Commitment made pursuant to Section
3.01(a) on or prior to such date.

          "Total Loan Commitment" shall mean, as of any date, the amount specified for such date in Section 1.01(a), minus eighty percent (80%) of any reduction of the Total Commitment made pursuant to Section 3.01(a) on or prior to such date .

          "Total Unutilized Commitment" shall mean, at any time, the sum of the Unutilized Commitments of all the Banks.

          "Trade Letters of Credit" shall have the meaning provided in Section 1.02.

          "Transfer" shall have the meaning provided in Section
8.08.

          "Turnaround Quarter" shall mean any fiscal quarter of the Borrower in which either the heavy oil cracker unit or the hydrogen desulfurization unit, hydrocracker, reformer or butane upgrading unit at the Refinery is shut down for scheduled or periodic maintenance for a period in excess of 14 days; provided, that on the date of any determination pursuant to this Agreement, only one of the most recently completed five fiscal quarters may constitute a "Turnaround Quarter," and in the event that more than one such quarter would otherwise qualify as a "Turnaround Quarter" without regard to this proviso, the Borrower shall select one such quarter as the "Turnaround Quarter" for such five fiscal quarter period and shall properly notify the Bank of such selection.

          "Type" shall have the meaning provided in Section
12.03.

          "Unpaid Drawing" shall have the meaning provided in
Section 3.04.

          "Unutilized Commitment" for any Bank, at any time, shall mean the remainder of (i) such Bank s Commitment at such time less (ii) the sum of (a) the outstanding Loans made by such Bank plus (b) the product of (A) the Letter of Credit
Outstandings at such time multiplied by (B) such Bank s
Percentage Participation.

          "VMP" shall mean Valero Management Partnership, L.P., a
Delaware limited partnership.

          "VNGC" shall mean Valero Natural Gas Company, a
Delaware corporation.

          "VRMC" shall mean Valero Refining and Marketing
Company, a Delaware corporation.

                                                 SCHEDULE 1.01-A

                           BANKS AND COMMITMENTS

                                                   Percentage
          Bank                Commitment           Participation

1.   Bankers Trust Company    $  30,000,000            12%

2.   Bank of Montreal            30,000,000            12

3.   Bank One, Texas, N.A.       20,000,000             8

4.   Banque Nationale de         20,000,000             8
     Paris, Houston Agency

5.   CIBC Inc.                   20,000,000             8

6.   The First National          20,000,000             8
     Bank of Boston

7.   The Fuji Bank, Limited      20,000,000             8
     Houston Agency

8.   Toronto Dominion            20,000,000             8
     (Texas), Inc.

9.   The Bank of Tokyo,          10,000,000             4
     Ltd.

10.  Berliner Handels Und        10,000,000             4
     Frankfurter Bank

11.  Christiania Bank            10,000,000             4

12.  Credit Lyonnais             10,000,000             4

13.  The Daiwa Bank, Ltd.        10,000,000             4

14.  Societe Generale,           10,000,000             4
     Southwest Agency

15.  The Frost National          10,000,000             4
     Bank

     Totals:                   $250,000,000             100%

                                                   SCHEDULE 8.01


                          EXISTING  INDEBTEDNESS

          1. Industrial Development Corporation of Port of Corpus Christi 10 1/4% Refunding Revenue Bonds, Series 1987 A due 2017 and 10 5/8% Revenue Bonds, Series 1987 B due 2003, issued pursuant to the Loan Agreement dated June 1, 1987 between Industrial Development Corporation of Port of Corpus Christi and VRMC and guaranteed by the Borrower pursuant to the Guaranty Agreement dated as of June 1, 1987.

          2. Senior Subordinated Notes, Series B, due 1994, issued by the Borrower pursuant to the Note Purchase Agreement dated October 15, 1987.

          3. Guaranty by the Borrower of ESOP Notes pursuant to the Note Purchase Agreement, dated March 17, 1989.

          4. Guarantee, dated as of January 31, 1994, guaranteeing 33 1/3% of the obligations of Javelina Company under that certain Amended and Restated Credit Agreement among Javelina
Company, The Royal Bank of Canada, as Agent and the other banks named therein, dated as of January 31, 1994.

          5.   Senior Notes, Series A and Series B, due December
30, 2000, issued by the Borrower pursuant to the Note Purchase
Agreement dated December 19, 1990, between the Borrower and the Noteholders named therein.

          6. Various Notes issued by the Borrower as described below, issued under an Indenture dated as of March 30, 1992, between Valero Energy Corporation and Bankers Trust Company:

          (a) 8.78% Medium Term Note issued on April 14, 1992, maturing on April 15, 2002;

          (b) 6.83% Medium Term Note issued on April 14, 1992, maturing on April 14, 1995;

          (c) 8.71% Medium Term Note issued on April 14, 1992, maturing on April 16, 2001;

          (d) 6.80% Medium Term Note issued on April 16, 1992, maturing on April 16, 1995;

          (e) 9.0% Medium Term Note issued on April 27, 1992, maturing on May 30, 2012;

          (f) 8.48% Medium Term Note issued on May 27, 1992, maturing on May 30, 2001;

          (g) 7.90% Medium Term Note issued on October 15, 1992, maturing on October 17, 2005;

          (h) 8.24% Medium Term Note issued on October 27, 1992, maturing on October 28, 2002;

          (i) 8.45% Medium Term Note issued on November 2, 1992, maturing on November 4, 2002; and

          (j) 8.35% Medium Term Note issued on November 4, 1992, maturing on November 15, 2002.

          7.   The First Mortgage Notes issued by VMP.

                                                   SCHEDULE 8.02


                              EXISTING  LIENS


          1. Liens and security interests created pursuant to or in connection with the Participation Agreement, dated as of July 1, 1981, among Valero Gas Storage Company, as lessee, Valero Transmission Company, Valero Transmission, L.P., GATX Gas Storage Services, Inc., ML Caverns, Inc., (now ILI Leasing, Inc.), certain Loan Participants and Connecticut Bank and Trust Company, as Indenture Trustee.

          2. Liens and security interests created pursuant to or in connection with the Lease and Agreement, dated as of December 17, 1981, between Valero Realty Company and McCullough
Avenue Associates.

          3. Liens arising under the Deed of Trust and Security Agreement, dated as of June 1, 1987, between Refining and VRMC and Ameritrust Texas, National Association (as successor to MTrust, N.A.) ("Ameritrust"), as Trustee; the Deed of Trust and Security Agreement, dated as of June 1, 1987, as amended between Refining (as successor by merger to Valero Land Company) and Ameritrust, as Trustee; the Guaranty Agreement, dated as of June 1, 1987, among the Borrower, the Industrial Development Corporation of Port of Corpus Christi ("IDC") and Ameritrust, as Trustee; or the Indenture of Trust and Security Agreement, dated as of June 1, 1987, between IDC and Ameritrust, as Trustee.

          4.   Liens arising under the Partnership Indenture.

                                                   SCHEDULE 8.07


                       NATURAL GAS STORAGE CONTRACTS


          1.   Natural Gas Storage Agreement dated as of July 1,
1981 between GATX Gas Storage Services, Inc. and Valero
Transmission Company.

          2. Assignment and Assumption Agreement dated as of March 25, 1987 by and between Valero Transmission Company and
Valero Transmission, L.P.

                                               EXHIBIT 1.03


                       LOAN/PAYDOWN NOTICE

          Exhibit 1.03 provides a form whereby Valero Energy
Corporation may provide notice to the Administrative Agent specifying the amount and effective date of borrowings requested under the facility.

                                                EXHIBIT 1.04-A


                       FORM OF INSTRUCTIONS TO ISSUE
                         STANDBY LETTER OF CREDIT

Bankers Trust Company        Date: ____________, 19_____
130 Liberty Street
New York, New York  10006
Attention: Commercial Loan Division
           Standby Letter of Credit Unit

          Reference is made to the Credit Agreement dated as of March 31, 1994 (as amended or modified from time to time, the "Credit Agreement") among Valero Energy Corporation, the banks named therein, the Co Agents named therein, Bankers Trust Company and Bank of Montreal, as Managing Agents for such banks, and Bankers Trust Company, as Administrative Agent for such banks. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 1.04 of the Credit Agreement that it requests that the Administrative Agent issue a Standby Letter of Credit under the Credit Agreement, and in that connection sets forth below the terms of such Standby Letter of Credit:

Form:
     Standby Letter of Credit Model Form

     (     ) 1 (     ) 2 (     ) 3 (     ) 4 (     ) 5

     Other: ________

With following details to be inserted:

(1)  Advising bank, if any:_____________________________________

(2)  Name of beneficiary:_______________________________________

(3)  Name of account party:_____________________________________

(4)  Amount of the Standby Letter of Credit to be issued:_______

(5)  Description of the goods, if any:__________________________

(6)  Options: partial drawings ___________ permitted
                               are/are not

     With respect to variable No. 6 it is understood and agreed that should the account party instruct us that partial drawings "are not" permitted all references to "drafts" and "payments" contained in the applicable Model Form will be changed to read "draft" and "payment"

(7) Expiration date of the Standby Letter of Credit to be issued:

(8)  Transmit Standby Letters of Credit to:  Advising Bank or
     Beneficiary

     (    )         Telex     Telex No. _____________
     (    )         Airmail
     (    )         Courier
     (    )         Other  (Specify)

          By the delivery of this request for the issuance of a Standby Letter of Credit, the undersigned represents and warrants that the conditions to the issuance thereof specified in Article
V of the Credit Agreement have been satisfied.

                              Very truly yours,

                              VALERO ENERGY CORPORATION


                              By:_____________________________
                              Name:___________________________
                              Title:__________________________

cc:  B.T. Southwest, Inc.
     3000 Two Houston Center
     Houston, Texas  77010
     Attention:  Loan Administration Section

                                                  EXHIBIT 1.04-B

                       FORM OF INSTRUCTIONS TO ISSUE
                          TRADE LETTER OF CREDIT


Bankers Trust Company        Date: _________________, 19_____
130 Liberty Street
New York, New York  10006
Attention:   Letter of Credit Division Import Sec. Team 1

          Reference is made to the Credit Agreement dated as of March 31, 1994 (as amended or modified from time to time, the Credit Agreement ) among Valero Energy Corporation, the banks named therein, the Co Agents named therein, Bankers Trust Company and Bank of Montreal, as Managing Agents for such banks, and Bankers Trust Company, as Administrative Agent for such banks. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 1.04 of the Credit Agreement that it requests that the Administrative Agent:

Issue and transmit by:

     (    )    Telex
     (    )    Airmail
     (    )    Courier or other (specify)

Form:
     Documentary Letter of Credit  Model Form

          (     ) 1 (     ) 2 (     ) 3

          Other:_____________________________

with following details to be inserted:
_______________________________________________________________
(1)  Beneficiary complete name and (2)  Advising bank name and
     address:                           address:
     _____________________________      _______________________
     _____________________________      _______________________
     _____________________________      _______________________
     _____________________________      _______________________

Telex #
(if available)
_______________________________________________________________
(3)  Account party name and      (4)  Amount in U.S. dollars:
     address:                         _________________________
     __________________________       _________________________
     __________________________  (4a) Tenor
     __________________________       _________________________
     __________________________       _________________________
_______________________________________________________________
(5)  Good description:           (6)  Shipment from:
     __________________________       _________________________
     __________________________       _________________________
     __________________________       To:
     __________________________       _________________________

                                 (6a) Shipping terms:
                                      _________________________
                                      _________________________
_______________________________________________________________
(7)  Shipping date: not earlier  (8)  Expiry date - at:
     __________________________       negotiating bank counter
     __________________________       _________________________
     Not later than:                  _________________________
     __________________________
     __________________________
_______________________________________________________________
(9)  (  ) 3/3 B L    (  )  2/3 B L   (  )   Others-specify
_______________________________________________________________
(10) All banking charges are for opener  ( )  Beneficiary ( )
     Stale documents      Acceptable ( )  Not acceptable  ( )
     Combined documents   Acceptable ( )  Not acceptable  ( )
     Charter party b/l    Acceptable ( )  Not acceptable  ( )
     Partial shipment     Permitted  ( )  Prohibited      ( )
     Trans shipment       Permitted  ( )  Prohibited      ( )
_______________________________________________________________
(11) Other changes:

_______________________________________________________________
(12) Payment details reimbursement instructions must be received prior to maturity date.
_______________________________________________________________
Send a carbon copy of L/C to -  Name __________________________
Location ____________________   Attn __________________________

Telex #
_______________________________________________________________

          By the delivery of this request for the issuance of a Trade Letter of Credit, the undersigned represents and warrants that the conditions to the issuance thereof specified in Article
V of the Credit Agreement have been satisfied.

                              Very truly yours,

                              VALERO ENERGY CORPORATION


                              By__________________________
                              Name:_______________________
                              Title:______________________

cc: B.T. Southwest, Inc.
    3000 Two Houston Center
    Houston, Texas  77010
    Attention:  Loan Administration Section

                                                    EXHIBIT 1.06


                               NOTE


$____________          New York, New York       __________, 1994


          FOR VALUE RECEIVED, VALERO ENERGY CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the Administrative Agent ) located at 130 Liberty Street, New York, New York 10006, on the Termination Date (as defined in the Credit Agreement referred to below) (or such earlier date as may be specified in said Credit Agreement) the principal sum of _______________ DOLLARS ($_________) or, if less, the unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement and then outstanding.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          Each Loan made by the Bank to the Borrower, the Interest Period, if any, applicable thereto, and all payments made on account thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

          This Note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of March 31, 1994 among the Borrower, the banks named therein (including the Bank), the Co Agents named therein, Bankers Trust Company and Bank of Montreal, as Managing Agents for such banks, and Bankers Trust Company, as Administrative Agent for such banks (as amended or modified from time to time, the Credit Agreement ). The Credit Agreement, among other things, (i) provides for the making of Loans by the Bank to the Borrower from time to time pursuant to Article I of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. Dollar amount first above mentioned, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, provisions for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and provisions to the effect that no provision of this Note or any other Credit Document (as defined in the Credit Agreement) shall permit collection of any amount constituting interest in excess of the Highest Lawful Rate (as defined in the Credit Agreement). Any Bank that receives multiple Notes pursuant to Section 1.06(c) of the Credit Agreement agrees that: (1) the aggregate principal amount payable by Borrower under such Notes shall never exceed the aggregate principal amount of the Loans made by such Bank (including, if applicable, the separate Lending Offices or branches of such Bank) and (2) the payees of the Notes issued at the request of such Bank shall enjoy no greater rights (voting or otherwise) than such Bank would enjoy in the absence of such request and such payees (including, if applicable, the separate Lending Offices and branches of such Bank) shall be considered a single Bank for purposes of the Credit Agreement.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate and any other notice of any kind except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT
GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.


                              VALERO ENERGY CORPORATION


                              By:
                              Name:
                              Title:

                                          ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL

                                                                                  Amount of
                                                              Maturity            Principal            Unpaid
                     Type of             Amount of            of                  Paid or              Principal        Notation
Date                 Advance             Advance              Advance             Prepaid              Balance          Made By






                                                 EXHIBIT 8.01(c)


                          SUBORDINATION AGREEMENT


          SUBORDINATION AGREEMENT (this "Subordination
Agreement") dated as of           , 199     , by and between
VALERO ENERGY CORPORATION, a Delaware corporation (the "Company") and each of the subsidiaries of the Company listed on the signature pages hereto as a Lender (each of such subsidiaries being a "Lender" and collectively the "Lenders"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

                           W I T N E S S E T H:

          WHEREAS, the Company, the banks named therein, the Co Agents named therein, Bankers Trust Company and Bank of Montreal, as Managing Agents for such banks, and Bankers Trust Company, as Administrative Agent for such banks, have entered into a Credit Agreement dated as of March 31, 1994, (as amended or modified from time to time, the "Credit Agreement") providing for the making of loans and issuance of letters of credit as contemplated therein; and

          WHEREAS, Section 8.01(c) of the Credit Agreement provides that the Company may create, incur, assume or suffer to exist indebtedness for borrowed money from the Lenders only if this Subordination Agreement has been executed and delivered by the parties hereto; and

          WHEREAS, each Lender may now or hereafter make loans or advances to the Company (such loans or advances together with all principal, interest, fees, indemnities and other amounts owing with respect thereto, herein called the "Subordinated Indebtedness") and, to enable it to extend such loans, desires to enter into this Subordination Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

          1. Anything in the documents relating to the Subordinated Indebtedness to the contrary notwithstanding, the Subordinated Indebtedness shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Superior Indebtedness. The term "Superior Indebtedness" shall mean (a) all Obligations (as defined below) of the Company under the Credit Documents, (b) all indebtedness for borrowed money of the Company owed to any Person (other than an Affiliate or Subsidiary of the Company) and (c) any renewal, extension, restatement or refunding thereof. As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees and other liabilities and obligations payable by the Company under the documentation governing any Superior Indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding).

          2. The holders of the Superior Indebtedness shall be entitled to receive payment in full of all Superior Indebtedness before any Lender is entitled to receive any payment on account of Subordinated Indebtedness, except that payments of principal of, and interest on, Subordinated Indebtedness may be made if, at the time of such payment (both before and after giving effect thereto), no payment default exists with respect to any Superior Indebtedness and no Default or Event of Default is then in existence. Each Lender agrees that it will not ask, demand, sue for, take or receive, directly or indirectly, by set-off or in any other manner whatsoever, and the Company agrees that it will not make, any payment of any kind on account of the Subordinated Indebtedness for so long as any Superior Indebtedness is outstanding and a Default or Event of Default exists or would exist after giving effect to such payment. In the event that any payment on account of the Subordinated Indebtedness shall be received by any Lender in violation of the foregoing, such payment shall be held in trust for the benefit of, and shall be paid over to, the holders of the Superior Indebtedness (or their representatives).

          3. In the event of proceedings for the voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, or any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, arrangement or other similar proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its property, (i) the holders of the Superior Indebtedness (until payment in full of all Superior Indebtedness, including without limitation all interest thereon accruing after the commencement of any such proceedings) shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Subordinated Indebtedness (including any such payment or distribution which may be payable or deliverable by virtue of the provisions of, or any security for, any securities which are subordinate and junior in right of payment of the Subordinated Indebtedness) and (ii) the holders of the Superior Indebtedness may, and are hereby irrevocably authorized and empowered (in their respective own names or in the name of the Lender or otherwise), but shall have no obligation to
(A) demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Indebtedness and give acquittance therefor and (B) file claims and proofs of claim in respect of the Subordinated Indebtedness and take such other action (including, without limitation, voting the Subordinated Indebtedness or enforcing any security interest or other Lien, if any, securing payment of any of the Subordinated Indebtedness) as the holders of the Superior Indebtedness may deem necessary or advisable for the exercise or enforcement of any of the rights or interests thereof hereunder. In the event that, notwithstanding the foregoing, any such payment or distribution of assets shall be received by any Lender on account of, or with respect to, the Subordinated Indebtedness before the Superior Indebtedness shall have been paid in full in accordance with the respective terms thereof, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the holders of the Superior Indebtedness in accordance with the provisions of the preceding sentence.

          4. Each Lender agrees that no payment or distribution by it directly to the holders of the Superior Indebtedness pursuant to the provisions of this Subordination Agreement shall entitle such Lender to any rights of subrogation in respect thereof.

          5. The holders of the Superior Indebtedness may, without in any way affecting the obligations of any Lender hereunder with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Superior Indebtedness, or amend, modify or supplement any agreement creating, evidencing or otherwise relating to any Superior Indebtedness, or exercise or refrain from exercising any other of their rights under the Superior Indebtedness, including, without limitation, the waiver of any default thereunder, all without notice to or consent from any Lender. No right of any holder of Superior Indebtedness to enforce the subordination contained herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder.

          6. Nothing shall impair, as between the Company and each Lender, the obligation of the Company to pay to any Lender the principal and interest thereon in accordance with its terms, nor shall anything herein prevent any Lender from exercising all remedies otherwise permitted by applicable law or under the Subordinated Indebtedness upon default thereunder, subject to the rights, if any, under this Subordination Agreement of holders of the Superior Indebtedness to receive cash, property or securities otherwise payable or deliverable to such Lender and all amounts which such Lender would be entitled to retain by reason of set-off or counterclaim in respect of any obligations of such Lender to the Company against the obligations of the Company under the Subordinated Indebtedness.

          7. Each Lender covenants and agrees that (i) upon the request of the Administrative Agent, it shall execute and deliver to the Administrative Agent such other documents and assurances and do or cause to be done all such other acts and things as may be reasonably required by the Administrative Agent in order to give effect to this Subordination Agreement, and (ii) except as permitted by the Credit Agreement, it will not sell, assign or otherwise transfer the Subordinated Indebtedness or any interest therein to any other person or entity.

          8. The provisions of this Subordination Agreement are continuing provisions, and all Superior Indebtedness to which they apply shall conclusively be presumed to have been created in reliance thereon.

          9.   THIS SUBORDINATION AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN
ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE
OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW
PRINCIPLES THEREOF.

          10. This Subordination Agreement is entered into for the benefit of the holders from time to time of the Superior Indebtedness. This Subordination Agreement may be amended or modified in any respect, or terminated, with consent of the Managing Agents and the Lenders, but without the prior written consent of any other holders of Superior Indebtedness at the time of such amendment, modification or termination.

          IN WITNESS WHEREOF, the Company and each Lender have caused this Subordination Agreement to be duly executed and delivered as of the date first above written.

                              COMPANY:

                              VALERO ENERGY CORPORATION



                              By:
                              Name:
                              Title:

                              LENDERS:

                              [TO BE SIGNED BY ALL
                              SUBSIDIARIES]



                              By:
                                 John D. Gibbons, Treasurer of
                                 each of the above named
                                 corporations

                                                 EXHIBIT 11.04


                         ASSIGNMENT AND ACCEPTANCE


                                      Dated:  _________, 19___


          Reference is made to the Credit Agreement dated as of March 31, 1994 (as amended or modified from time to time, the "Credit Agreement") among Valero Energy Corporation, a Delaware corporation (the "Borrower"), the banks named therein, the Co-Agents named therein, Bankers Trust Company and Bank of Montreal, as Managing Agents for such banks, and Bankers Trust Company, as Administrative Agent for such banks. Terms defined in the Credit Agreement are used herein with the same meaning.

          __________________, acting as one of the Banks (the
"Assignor"), and _____________ (the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to a portion of the Assignor s rights and obligations as of the date hereof under the Credit Agreement and the other Credit Documents sufficient to give the Assignee the fractional interest specified in Section 1 of
Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement and the other Credit Documents. Such sale and assignment shall [include] [exclude] a proportionate share of Fees (if any) paid by, or on behalf of, the Borrower to Assignor pursuant to Section 2.01(a) of the Credit Agreement, [the amounts of such proportionate shares being specified in Section 2 of
Schedule 1 hereto]. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the settlement date between themselves. After giving effect to such sale and assignment, the respective Commitments of, amounts of the Loans owing to, and participations in the Letter of Credit Outstandings held by the Assignor and the Assignee will be as set forth in Section 3 of Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that (x) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (y) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment;
(z) this Assignment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility either initially or on a continuing basis with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) will deliver the Note issued to it pursuant to the Credit Agreement to the Administrative Agent concurrently with the presentation hereof to the Administrative Agent for acceptance and requests that, upon receipt of such Note, the Administrative Agent exchange such Note for [a] new Note[s] payable to the order of the Assignee in an amount equal to the Loan Commitment assumed by the Assignee pursuant hereto [and the Assignor in an amount equal to the Loan Commitment retained by the Assignor under the Credit Agreement, respectively], as specified in Section 4 of Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.05 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Managing Agents, any Co-Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms (y) that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and (z) that this Assignment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (iv) appoints and authorizes the Administrative Agent and Managing Agents to take such action as administrative agent and managing agent, respectively, on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent and the Managing Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Bank; and (vi) specifies as its Lending Office (and address for notices) the office set forth in Section 5 of Schedule 1 hereto; and (vii) represents that it is either (y) a corporation organized under the laws of the United States or a state thereof or (z) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to the Credit Agreement and the other Credit Documents (A) under an applicable provision of a tax convention to which the United States is a party or (B) because it is acting through a branch, agency or office in the United States and any payment to be received by it under the Credit Agreement is effectively connected with a trade or business in the United States.

          4. Following the execution of this Assignment by the Assignor and the Assignee, it will be delivered to the Administrative Agent for the consent of the Borrower and approval by the Managing Agents, and the effective date of this Assignment (the "Effective Date") shall be at least two Business Days after the date on which both such consent of the Borrower has been obtained and such approval by the Managing Agents has occurred. If the statement set forth in clause (vii)(z) of Section 3 hereof is true with respect to the Assignee, the Assignee will execute and deliver to the Administrative Agent the forms, certificates and other documents required by Section 4.06(e) of the Credit Agreement.

          5. Upon such consent by the Borrower and approval by the Managing Agents, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such consent by the Borrower and approval by the Managing Agents, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Credit Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. Notwithstanding anything to the contrary contained in this Assignment, if and when Assignor receives or collects any payment of interest on any Loan or Letter of Credit Outstandings attributable to Assignee s share or any payment of Fees attributable to Assignee s share which, in any such case, are required to be paid to Assignee, Assignor shall distribute to Assignee such payment. Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignee receives or collects any payment of interest on any Loan or Letter of Credit Outstandings or any payment of Fees which in any such case are required to be paid to Assignor, Assignee shall distribute such payment to Assignor. To the extent payments of funds payable to Assignee by Assignor, or to Assignor by Assignee, as the case may be, pursuant to this Section 6 are not made within two Business Days of receipt, each of the Assignee or Assignor, as the case may be, shall be entitled to recover such amount together with interest thereon at the Effective Federal Funds Rate per annum accruing from the date of receipt of such funds by the other party. For the purposes hereof, "Effective Federal Funds Rate" shall mean, for any day, the weighted average of the rate on overnight Federal funds transactions, with members of the Federal Reserve System, only, arranged by Federal funds brokers, as published as of such day by the Federal Reserve Bank of New York.

          7. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Assignment shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

          8. No term or provision of this Assignment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Assignment. Assignor and Assignee agree that each party shall bear its own expenses in connection with the preparation and execution of this Assignment.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.


Attachments:                  ASSIGNOR:
Schedule 1



                              By:
                              Name:
                              Title:


                              ASSIGNEE:




                              By:
                              Name:
                              Title:


Consented to this __ day       VALERO ENERGY CORPORATION
of                , 19_.


                              By:
                              Name:
                              Title:


Approved this __ day          BANKERS TRUST COMPANY, as
of            , 19_.          Managing Agent



                              By:
                              Name:
                              Title:

Approved this __ day          BANK OF MONTREAL, as
of            , 19_.          Managing Agent



                              By:
                              Name:
                              Title:

                                Schedule 1
                                    to
                         Assignment and Acceptance
                           Dated ________, 19___

Section 1.

     Fractional interest acquired by Assignee
     relative to all Banks                             __________

Section 2.

1.   Assignee's proportionate share of the facility
     fees previously paid to Assignor pursuant to
     Section 4.01(a) of the Credit Agreement.          $_________

Section 3.

1.   Assignee's acquired interest.

     Assignee's Commitment:                            $_________

     Aggregate outstanding principal
     amount of Loans owing to the Assignee:            $_________

     Amount of participations in Letter of
     Credit Outstandings held by the Assignee:         $_________

     Assignee's Percentage Participation:               ________%

2.   Assignor's retained interest.

     Assignor's Commitment:                            $_________

     Aggregate outstanding principal
     amount of Loans owing to the Assignor:            $_________

     Amount of participations in Letter of
     Credit Outstandings held by the Assignor:         $_________

     Assignor's Percentage Participation:               ________%

Section 4.

1. A Note payable to the order of the Assignee in the principal amount of $________.

2. A Note payable to the order of the Assignor in the principal amount of $________.

Section 5.

Lending Office:
_____________________________
_____________________________
_____________________________
_____________________________